UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Brigham Minerals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Brigham Minerals, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 24, 2022

and Proxy Statement

April 13, 2022

Dear Stockholder:

We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders of Brigham Minerals, Inc. (“Brigham Minerals” or the “Company”) to be held on May 24, 2022 at 12:00 p.m. Central Time online at www.virtualshareholdermeeting.com/MNRL2022 (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1. To elect to the Company’s Board of Directors the three Class III director nominees named in the proxy statement.	Page 6

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022.	Page 50

3. To conduct a non-binding advisory vote to approve the Company’s compensation of its named executive officers.	Page 52

4. To conduct a non-binding advisory vote to approve the frequency of stockholder non-binding advisory votes on compensation paid to the Company’s named executive officers.	Page 53

5. To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment or postponement thereof

Your vote is very important to us—participate in the future of Brigham Minerals and exercise your stockholder right by voting your shares right away.

Only holders of record of our Class A common stock and our Class B common stock (together, our “common stock”) at the close of business on March 28, 2022, or their proxy holders, may vote at the Annual Meeting. Attendance at the Annual Meeting is limited to holders of our common stock or their proxy holders and Brigham Minerals guests. Only holders of our common stock or their valid proxy holders may address the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials and our Annual Report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of the Annual Meeting. Accordingly, beginning on April 13, 2022, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote online or request paper copies.

Please review the proxy card for instructions on how you can vote your shares of common stock over the Internet, by telephone, by mail or by attending the Annual Meeting online at www.virtualshareholdermeeting.com/MNRL2022 using your 16-digit control number and voting your shares electronically on May 24, 2022. It is important that all holders of our common stock, regardless of the number of shares owned, participate in the affairs of Brigham Minerals.

Thank you for your continued investment in Brigham Minerals.

Sincerely,

Ben M. “Bud” Brigham Executive Chairman	Robert M. Roosa Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Brigham Minerals, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Brigham Minerals, Inc. This is your notice for the meeting.

TIME AND DATE

12:00 p.m. Central Time on May 24, 2022.

PLACE

Online at www.virtualshareholdermeeting.com/MNRL2022.

The Annual Meeting will be conducted via live webcast. The Annual Meeting will be virtual only and stockholders will not be able to attend the Annual Meeting in person this year. Stockholders will be able to submit questions via the online platform before and during a portion of the Annual Meeting. You may submit questions prior to the Annual Meeting by logging onto www.proxyvote.com with your 16-digit control number. You will be able to participate in the Annual Meeting online and submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/MNRL2022. You will also be able to vote your shares electronically. The proxy statement provides information on how to join the Annual Meeting online and about the business we plan to conduct. It is important that you retain a copy of the control number found on the proxy card or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to the Annual Meeting.

ITEMS OF	BUSINESS

•	elect the three nominees named in the proxy statement as directors to serve for a three-year term;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022;

•	conduct a non-binding advisory vote to approve the Company’s compensation of its named executive officers;

•	conduct a non-binding advisory vote to approve the frequency of stockholder non-binding advisory votes on compensation paid to the Company’s named executive officers; and

•	such other business as may properly come before the meeting or any reconvened meeting after an adjournment or postponement thereof.

RECORD DATE

Holders of record of our Class A common stock and our Class B common stock (together, our “common stock”) at the close of business on March 28, 2022 are entitled to vote.

PROXY VOTING

Each share of common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the Annual Meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Attending and Voting at the Virtual Annual Meeting” beginning on page 2 of the proxy statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.

Sincerely,

Kari A. Potts

Corporate Secretary

Dated and first made

available to stockholders

on or about April 13, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to be Held Virtually on May 24, 2022

The notice of annual meeting, the proxy statement, a form of proxy card and the Company’s 2021 Annual Report are available at:

www.proxyvote.com

BRIGHAM MINERALS, INC.

5914 W. Courtyard Drive, Suite 200

Austin, Texas 78730

(512) 220-6350

PROXY STATEMENT

2022 Annual Meeting of Stockholders

To Be Held Virtually on May 24, 2022

Unless indicated otherwise or the context otherwise requires, references in this proxy statement to the “Company,” “us,” “we” or “our” refer to the assets and operations of Brigham Minerals, Inc. and its subsidiaries.

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Brigham Minerals, Inc., a Delaware corporation (“Brigham Minerals” or the “Company”), of proxies from the holders of our common stock (as defined herein) for use at our 2022 Annual Meeting of Stockholders to be held virtually on May 24, 2022 at 12:00 p.m. Central Time online at www.virtualshareholdermeeting.com/MNRL2022 (the “Annual Meeting”) for the purposes set forth in the accompanying notice, and at any adjournment or postponement thereof.

On or about April 13, 2022, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record detailing how to access the proxy materials electronically, how to submit a proxy over the Internet, by telephone or by mail and how to vote online during the Annual Meeting. The proxy materials are also available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials.

If your shares of our common stock are held by banks, brokers, stock plans or other holders of record (in “street name”), you should receive instructions from the holder of record detailing how to direct the voting of your shares. Internet and/or telephone voting will also be offered to stockholders holding shares in street name.

The Annual Meeting will be conducted via live webcast. The Annual Meeting will be virtual only and stockholders will not be able to attend the Annual Meeting in person this year. Stockholders will be able to submit questions via the online platform before and during a portion of the Annual Meeting. You may submit questions prior to the Annual Meeting by logging onto www.proxyvote.com with your 16-digit control number. You will be able to participate in the Annual Meeting online and submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/MNRL2022. You will also be able to vote your shares electronically. The proxy statement provides information on how to join the Annual Meeting online and about the business we plan to conduct. It is important that you retain a copy of the control number found on the proxy card or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to any meeting held solely by means of remote communication.

FREQUENTLY ASKED QUESTIONS ABOUT

ATTENDING AND VOTING AT THE VIRTUAL ANNUAL MEETING

Where and when will the meeting be held?

The Annual Meeting will be held by means of a live webcast at www.virtualshareholdermeeting.com/MNRL2022 and will begin promptly at 12:00 p.m. Central time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m., Central time, and you should allow ample time for the check-in procedures. We encourage you to visit www.virtualshareholdermeeting.com/MNRL2022 in advance of the meeting to familiarize yourself with the online access process and update your devices as appropriate. The virtual Annual Meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins. You should verify your internet connection prior to the meeting. Additionally, you should allow sufficient time after logging in to ensure that you can hear streaming audio prior to the start of the Annual Meeting.

Do I need a ticket to attend the Annual Meeting?

You may participate in the Annual Meeting by logging onto www.virtualshareholdermeeting.com/MNRL2022 beginning at 11:45 a.m., Central time, and entering the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials that accompanied your proxy materials.

What if I encounter technical difficulties during the Annual Meeting?

If you encounter difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the Annual Meeting, you may utilize technical support provided by the Company through Broadridge Financial Solutions, Inc. (“Broadridge”). Technical support information is provided on the sign-in page for all stockholders. If you have difficulties accessing the virtual Annual Meeting during check-in or during the Annual Meeting, please call the technical support number listed on the Annual Meeting sign-in page. We will have technicians ready to assist you with any technical difficulties you may have.

Will I be able to ask questions during the Annual Meeting?

Stockholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Stockholders will be able to submit questions via the online platform before and during a portion of the Annual Meeting. You may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/MNRL2022, typing a question into the “Ask a Question” field, and clicking submit. You may submit questions prior to the Annual Meeting by logging onto www.proxyvote.com with your 16-digit control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we will group them together. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at https://investors.brighamminerals.com. The questions and answers will be available as soon as practicable after the meeting and will remain available until we file our 2023 Proxy Statement.

What am I being asked to vote on?

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following proposals:

Proposal 1	To elect the three nominees named in this proxy statement as directors to serve for a three-year term

Proposal 2	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022

Proposal 3	To conduct a non-binding advisory vote to approve the Company’s compensation of its named executive officers (“Say-on-Pay votes”)

Proposal 4	To conduct a non-binding advisory vote to approve the frequency of Say-on-Pay votes

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this proxy statement, management of the Company is not presently aware of any other business to properly come before the Annual Meeting.

What are the Board’s recommendations?

The Board recommends that you vote as follows:

Proposal 1	FOR the election of the three nominees named in this proxy statement as directors to serve for a three-year term

Proposal 2	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022

Proposal 3	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers

Proposal 4	FOR the approval, on an advisory basis, of the frequency of Say-on-Pay votes at an interval of “ONE YEAR”

If any other matters properly come before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

Who may vote?

Holders of our Class A common stock and our Class B common stock (together, our “common stock”) recorded in our stock register at the close of business on March 28, 2022 (the “record date”) may vote at the Annual Meeting. As of the record date, there were 49,134,356 shares of our Class A common stock and 10,597,830 shares of our Class B common stock outstanding.

How many votes do I have?

Holders of our Class A common stock and our Class B common stock are voting together as a single class on all items in this proxy statement. A holder of our common stock will have one vote for each outstanding share of our common stock owned as of the record date by that holder.

How do I vote?

Your vote is important. You may vote online during the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting online. You may always change your vote during the Annual Meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock during the Annual Meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.

You may vote for each director nominee under Proposal 1 (election of directors), for or against the proposal under Proposal 2 (ratification of appointment of the independent registered public accounting firm), for or against the proposal under Proposal 3 (Say-on-Pay), “ONE YEAR,” “TWO YEARS” or “THREE YEARS” for the interval under Proposal 4 (frequency of Say-on-Pay votes) or you may abstain from voting on these items.

If you properly execute and submit your proxy but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board: FOR the election to the Board of each of the director nominees named in Proposal 1, FOR Proposal 2, FOR Proposal 3 and ONE YEAR for Proposal 4.

If you properly execute and submit your proxy and any other business properly comes before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder. As of the date of this proxy statement, management of the Company is not presently aware of any other business to properly come before the Annual Meeting.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•	timely delivering a valid, later-dated, executed proxy card;

•

timely submitting a proxy with new voting instructions over the Internet or by telephone prior to the time the Internet and telephone voting facilities are closed and no longer available (the date and time of which is specified on the Notice of Internet Availability of Proxy Materials);

•	voting online during the Annual Meeting; or

•

filing a written notice of revocation on or before the date of the Annual Meeting to Brigham Minerals, Inc. at 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730, Attention: Ms. Kari A. Potts, Corporate Secretary.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote online during the Annual Meeting.

Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the New York Stock Exchange (the “NYSE”). If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for Proposal 2 (ratification of appointment of the independent registered public accounting firm) if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other item currently anticipated before the Annual Meeting is considered “routine” and therefore your nominee may not vote on those other matters without your instruction.

For any item other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the NYSE precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on Proposal 1 (election of directors), Proposal 3 (Say-on-Pay) or Proposal 4 (frequency of Say-on-Pay votes) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Proposals 1, 3 or 4, your broker will not vote for you with respect to that item.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. This means that the holders of a majority of our outstanding common stock entitled to vote at the Annual Meeting must attend the Annual Meeting online or by proxy for the transaction of business.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve each of the proposals?

Proposal 1

Under our amended and restated bylaws (our “bylaws”), directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the nominees with the most votes are elected. Abstentions (withholding a vote) and broker non-votes will not affect the outcome of the vote on this item.

Proposal 2

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote AGAINST this item.

Proposal 3

The approval on advisory basis only of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote AGAINST this item.

Proposal 4

Generally, our bylaws provide that approval of any matter presented to our stockholders at an annual meeting of our stockholders be decided by the affirmative vote of a majority of the shares of our common stock present online or by proxy at the meeting and entitled to vote on the matter. However, because Proposal 4 has three possible substantive responses, if none of the frequency alternatives receives a majority vote, the outcome of this non-binding advisory vote will be determined by a plurality of the shares of our common stock present online or by proxy at the meeting and entitled to vote on the matter that are voted on Proposal 4. Stockholders may choose to have the Say-on-Pay vote every one year, two years or three years, or they may abstain from voting on Proposal 4. The frequency option that receives the most votes will be deemed the option chosen by our stockholders in connection with the non-binding advisory vote. Despite the fact that this vote is non-binding, the Board will take the results of the non-binding advisory vote under advisement when making future decisions regarding the frequency at which Say-on-Pay votes will be conducted. Abstentions (withholding a vote) and broker non-votes will not affect the outcome of the vote on this item.

Who conducts and pays for the proxy solicitation?

Brigham Minerals is requesting your proxy for the annual stockholder meeting and will pay all the costs of requesting stockholder proxies. We can request proxies through the mail, in person, or by telephone, fax or Internet. We can use directors, officers and other employees of Brigham Minerals to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Who will count the votes?

A representative of Broadridge will serve as inspector of elections, count all of the proxies or ballots submitted and report the votes at the Annual Meeting. Whether you vote your shares by accessing the Internet, telephone or mail, your vote will be received directly by Broadridge.

PROPOSAL 1: ELECTION OF DIRECTORS

At the recommendation of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), the Board has nominated the following individuals for election as Class III directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2025 Annual Meeting of the Stockholders of the Company, or until their successor is duly appointed or elected and qualified or until their earlier death, resignation or removal:

Mr. Ben M. “Bud” Brigham

Ms. Gayle Lee Burleson

Mr. John R. “J.R.” Sult

Ms. Burleson and Messrs. Brigham and Sult currently serve as members of the Board. If Ms. Burleson and Messrs. Brigham and Sult are elected to the Board, the size of the Board will remain at nine members. Biographical information for each director nominee is set forth under “Directors and Executive Officers” below.

The Board has no reason to believe that Ms. Burleson and Messrs. Brigham and Sult will not be candidates for director at the time of the Annual Meeting or will be unable to serve as directors if elected. If Ms. Burleson, Mr. Brigham or Mr. Sult becomes unavailable or unwilling to accept nomination or election, either the number of directors on the Board will be reduced or the persons acting under the proxy will vote pursuant to discretionary authority, unless withheld, for the election of a substitute nominee that the Board recommends.

Vote Required

Under our bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the nominees with the most votes are elected. Abstentions (withholding a vote) and broker non-votes will not affect the outcome of the vote on this item.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the Class III director nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect to the Board the director nominees set forth in “Proposal 1: Election of Directors” above, the Board will be, and the executive officers of the Company are, as follows:

Name	Age as of the Annual Meeting	Position

Ben M. “Bud” Brigham(4)	62	Executive Chairman and Director

Robert M. Roosa	52	Chief Executive Officer and Director

Blake C. Williams	35	Chief Financial Officer

Kari A. Potts	47	Vice President, General Counsel, Compliance Officer and Secretary

Gayle L. Burleson(1)(4)	56	Director

Jon-Al Duplantier(2)(3)	54	Director

Stacy Hock(3)	45	Director

A. Lance Langford(1)(3)	60	Director

James R. Levy(1)(2)	46	Director

Richard K. Stoneburner(2)(3)	68	Director

John R. “J.R.” Sult(1)(2)(4)	62	Director

(1)	Member of the Audit Committee of the Board (the “Audit Committee”).
(2)	Member of the Compensation Committee of the Board (the “Compensation Committee”).
(3)	Member of the Nominating and Governance Committee.
(4)	Nominated for election to the Board at the Annual Meeting.

The Board currently consists of nine directors. Our Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) and our bylaws provide that the authorized number of directors may be changed only by resolution of the Board. The Board is currently divided into three classes serving staggered three-year terms. Messrs. Langford, Levy and Stoneburner are designated as Class I directors and their terms of office will expire in 2023. Ms. Hock and Messrs. Duplantier and Roosa are designated as Class II directors their terms of office will expire in 2024. Ms. Burleson and Messrs. Brigham and Sult are designated as Class III directors and, assuming the stockholders elect Ms. Burleson and Messrs. Brigham and Sult to the Board as set forth in “Proposal 1: Election of Directors” above, Ms. Burleson and Messrs. Brigham and Sult’s terms of office will expire in 2025. Each director holds office until the next annual meeting of stockholders for the election of directors of such director’s class or until such director’s successor has been duly appointed or elected and qualified or, if earlier, such director’s death, resignation, retirement, disqualification or removal.

In connection with our initial public offering in April 2019 (the “IPO”), we entered into a stockholders’ agreement with certain affiliates of Warburg Pincus LLC (“Warburg Pincus”), Yorktown Partners LLC (“Yorktown”) and Pine Brook Road Advisors, LP (“Pine Brook”). Warburg Pincus subsequently sold all of its shares of our common stock, while Yorktown sold a portion of its shares of our common stock. As a result of Warburg Pincus no longer owning any shares of our common stock and Yorktown holding a reduced ownership percentage, each of Warburg Pincus and Yorktown ceased to have any rights under the Stockholders’ Agreement. The Stockholders’ Agreement provides Pine Brook with the right to designate a certain number of nominees to the Board so long as it and its respective affiliates collectively beneficially own a specified amount of the outstanding shares of our Class A common stock and Class B common stock, taken as a single class. The current Pine Brook designee is Richard K. Stoneburner. See “Certain Relationships and Related Party Transactions—IPO Related Agreements—Stockholders’ Agreement.”

Set forth below is a description of the backgrounds of our executive officers, directors and director nominees, including, if applicable, the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company.

Ben M. “Bud” Brigham—Executive Chairman and Director. Mr. Brigham is our founder and has served as our Executive Chairman since our inception in November 2012. Mr. Brigham is currently involved in various business ventures including Anthem Ventures, LLC, a family office, Brigham Exploration Company (the second entity founded by Mr. Brigham with such name), a non-operated oil and gas company focused on the Permian Basin, and Atlas Sand Company, LLC, a sand reserve holding company. Mr. Brigham also currently serves as the Executive Chairman of both Langford Energy Partners I, LLC and Brigham Oil & Gas, L.P. In addition to founding the Company in 2012, Mr. Brigham also founded Brigham Resources Operating, LLC (“Brigham Operating”) and Brigham Resources Midstream, LLC in 2012 and served as Chairman until the sale of substantially all of their assets to Diamondback Energy, Inc., a hydrocarbon exploration company, in February 2017. Mr. Brigham formed the initial Brigham Exploration in 1990 and served as its President and Chief Executive Officer and Chairman of its board until its sale to Statoil in December 2011. Prior to founding Brigham Exploration in 1990, Mr. Brigham served for six years as an exploration geophysicist with Rosewood Resources, an oil and gas company, and as a seismic data processing geophysicist for Western Geophysical, a petroleum exploration company. Mr. Brigham earned a Bachelor of Science in Geophysics from the University of Texas. Mr. Brigham has served on the National Petroleum Council, the American Association of Petroleum Geologists, the Society of Exploration Geophysicists, the Independent Producers Association of America, the Society of Independent Professional Earth Scientists and The Bureau of Economic Geology Visiting Committee. Mr. Brigham was inducted into the All American Wildcatters in April 2012 and the University of Texas Chancellor’s Council Executive Committee in April 2015.

Mr. Brigham was selected to serve on the Board due to his knowledge of the industry and leadership of our company since its inception.

Robert M. Roosa—Chief Executive Officer and Director. Robert M. Roosa has served as our President since our inception in November 2012, as our Chief Executive Officer since July 2017 and as a director of the Company since May 2018. Mr. Roosa served as the President of Anthem Ventures, LLC, a family office, and assisted Mr. Brigham with a number of family ventures between January 2012 and January 2017. Mr. Roosa served various roles, including Director of Finance and Investor Relations, while at Brigham Exploration from 2006 until its sale to Statoil in December of 2011. From 2000 to 2006, Mr. Roosa held a series of positions at Exxon Mobil Corporation, an oil and gas company, in the Corporate Treasurer’s Department. Prior to 2000, Mr. Roosa worked for Cooper Industries, an electrical products manufacturing company, in its Corporate Controllers and Audit Groups and with the accounting firm Deloitte & Touche LLP in its audit function. Mr. Roosa graduated from Southern Methodist University with a Master of Business Administration and from the University of Texas at Austin with a Bachelor of Business Administration.

Mr. Roosa was selected to serve on the Board due to his knowledge of the industry and leadership of our company since its inception.

Blake C. Williams—Chief Financial Officer. Blake C. Williams has served as our Chief Financial Officer since July 2017. Mr. Williams previously served as Director of Finance and Marketing for Brigham Operating from January 2015 to June 2017 and as Corporate Finance Associate from January 2013 to December 2014. He was responsible for all aspects of corporate finance, including capital budgeting, financial analysis and acquisition evaluation, as well as midstream strategy and marketing. From 2008 to 2012, Mr. Williams was a natural gas trader and scheduler at Vega Energy, an asset management and consulting firm that works with customers in the natural gas distribution and storage sectors. Mr. Williams earned a Bachelor of Arts in Economics from Texas A&M University and a Master of Business Administration from the McCombs School of Business at the University of Texas at Austin.

Kari A. Potts—Vice President, General Counsel, Compliance Officer and Secretary. Kari A. Potts has served as our Vice President, General Counsel and Secretary since January 2020 and our Compliance Officer since May 2020. Previously, Ms. Potts served as Senior Legal Counsel at Equinor (formerly named Statoil), an international energy company, from December 2011 to January 2020. While at Equinor, Ms. Potts provided legal advice with respect to corporate governance, human resources, antitrust issues, upstream oil and gas operations, regulatory compliance, corporate financing and investment transactions, and other matters associated with Equinor’s activities in the United States. Prior to Equinor, Ms. Potts served as General Counsel and Corporate Secretary at Brigham Exploration Company from July 2010 until its sale to Equinor in December 2011. Ms. Potts was responsible for the legal affairs of the company and advised on a broad range of matters, including corporate financing transactions, risk management, securities law compliance, human resources and corporate governance. Prior to joining Brigham Exploration Company in 2010, Ms. Potts was a partner at the law firm of Thompson & Knight LLP where she advised clients on public and private debt and equity transactions, mergers and acquisitions, securities law compliance and corporate governance. Ms. Potts received a Doctor of Jurisprudence from The University of Texas School of Law and a Bachelor of Arts from The University of Texas at Austin.

Gayle L. Burleson —Director. Gayle L. Burleson has served as a director of the Company since January 2022. Ms. Burleson currently serves on the board and on the audit committee of Select Energy Services, Inc (NYSE: WTTR). Ms. Burleson previously served on the audit committee of privately held Chisholm Energy Holdings, LLC. Ms. Burleson was most recently with Concho Resources Inc. (NYSE: CXO) as the Senior Vice President of Business Development and Land and held that position until Concho’s acquisition by ConocoPhilips (NYSE: COP) in January 2021. She was employed for 15 years at Concho Resources in various roles and capacities with ever increasing leadership responsibilities. Prior to joining Concho Resources, Ms. Burleson served in a number of engineering and operations positions with BTA Oil Producers, Mobil Oil Corporation, Parker & Parsley Petroleum Company, and Exxon Corporation. Ms. Burleson received her B.S. in Chemical Engineering from Texas Tech University.

Ms. Burleson was selected to serve on the Board due to her knowledge of the industry, as well as her financial reporting and audit committee experience.

Jon-Al Duplantier—Director. Jon-Al Duplantier has served as a director of the Company since February 2021. Mr. Duplantier has enjoyed a 25-year career in the oil and gas industry with Conoco Inc., ConocoPhillips and Parker Drilling Company. Most recently, he served as Parker Drilling’s President, Rental Tools and Well Services, a position he held from April 2018 until his departure in July 2020. Prior to that role, Mr. Duplantier held a series of executive positions at Parker Drilling where he had responsibility across more than a dozen countries, and his roles included management and oversight of legal affairs, corporate compliance and governance, human resources, environmental, safety and procurement from 2009 to 2018. Parker filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in December 2018. Prior to joining Parker Drilling, Mr. Duplantier worked for ConocoPhillips from 2002 to 2009, where he held legal and management roles. From 1995 to 2002, Mr. Duplantier served in multiple roles of increasing responsibility at Conoco Inc. Mr. Duplantier holds a Juris Doctorate from Louisiana State University and a Bachelor of Science degree from Grambling State University. Mr. Duplantier is a director of AltaGas Ltd. (TSX: ALA), where he serves on the Governance Committee and the Human Resources and Compensation Committee. He is also a director and member of the Audit Committee and Compensation Committee of Allegiance Bancshares, Inc. (NASDAQ: ABTX).

Mr. Duplantier was selected to serve on the Board due to his broad experience across commercial, governance and legal aspects of business along with his professional and leadership experience.

Stacy Hock —Director. Stacy Hock has served as a director of the Company since January 2022. Ms. Hock is a private investor and currently serves on the boards of Aminex Therapeutics, a privately held clinical stage drug development company, the African Dream Initiative and the Texas Public Policy Foundation. She also serves on the Blanton Museum of Art National Leadership Board, The University of Texas at Austin McCombs MBA Advisory Board, and The University of Austin Board of Advisors. Ms. Hock previously held senior management positions in the software industry, including IBM’s WebSphere Software Services business. Ms. Hock received her B.S. in Computer Science and Electrical Engineering from the Massachusetts Institute of Technology, and her M.B.A from the University of Texas in Austin.

Ms. Hock was selected to serve on the Board due to her finance and investment experience as a private investor, as well as her public service involvement in the communities that Brigham serves.

A. Lance Langford—Director. A. Lance Langford has served as a director of the Company since August 2020. Mr. Langford has over 30 years of oil and gas industry experience. He is the CEO of Langford Energy Partners I, LLC and Brigham Oil & Gas, L.P. Previously, he was the CEO, Co-Founder, and director of Luxe Energy LLC and Luxe Minerals LLC from 2015 to 2020. Prior to that, he served as Senior Vice President for Equinor (formerly named Statoil) from 2011 to 2015. From 1995 to 2011, Mr. Langford built and led Brigham Exploration Company’s (NASDAQ: BEXP) engineering, operations, marketing, and midstream departments ultimately serving as Executive Vice President—Operations at the time the company was purchased by Statoil. Additionally, Mr. Langford serves as a director of Atlas Sand Company, LLC. He started his engineering career with Burlington Resources from 1987 to 1995. Mr. Langford earned a Bachelor of Science in Petroleum Engineering from Texas Tech University.

Mr. Langford was selected to serve on the Board due to his management and petroleum engineering experience in the energy industry.

James R. Levy—Director. James R. Levy has served as a director of the Company since 2013. Mr. Levy is a former Managing Director and Partner at Warburg Pincus, where over a 15-year career he focused on investments in the energy industry. Prior to joining Warburg Pincus, he worked as an Associate at Kohlberg & Company, a middle market private equity investment firm, from 2002 to 2005, and as an Analyst and Associate at Wasserstein Perella & Co. from 1999 to 2002. Mr. Levy is a former director of Laredo Petroleum Inc. (NYSE: LPI), Antero Resources Corporation (NYSE: AR) and Antero Midstream GP, LP (NYSE: AMGP). Additionally, he is a former director of a number of private companies active in both the traditional and alternative energy sectors and is a current Trustee of the non-profit group Prep for Prep. Mr. Levy received a Bachelor of Arts in history from Yale University.

Mr. Levy was selected to serve on the Board due to his finance and investment experience in the energy industry.

Richard K. Stoneburner—Director. Richard K. Stoneburner has served as a director of the Company since May 2018. Mr. Stoneburner joined the investment firm Pine Brook in April 2013 and is a senior advisor on the energy investment team. Mr. Stoneburner represents Pine Brook as a director of Accelerate Resources Holdings, LLC, Pursuit Oil & Gas, LLC, Elevation Resources LLC and Sagauro Resources, LLC, each an oil and gas company. Mr. Stoneburner has over 41 years of experience in the oil and gas industry. He served as President of the North America Shale Production Division for BHP Billiton Petroleum, an exploration and development company, from 2011 to 2012. From 2009 to 2011, Mr. Stoneburner served as President and Chief Operating Officer of Petrohawk Energy Corporation, an oil and gas exploration and development company. He was also its Chief Operating Officer from 2007 to 2009 and led their exploration activities as Vice President and then Executive Vice President of Exploration from 2003 to 2007. Mr. Stoneburner began his career as a geologist in 1977 and held positions at Texas Oil and Gas Corp., Weber Energy Corp., Hugoton Energy Corp. and 3TEC Energy Corp, each an energy company. Mr. Stoneburner is on the board of directors of Tamboran Resources Limited, an oil and gas company, and is an advisor to Ayata, a software development company. He also serves on the advisory council of The Jackson School of Geosciences at the University of Texas at Austin and on the visiting committee of the Bureau of Economic Geology at the University of Texas at Austin and is a board member of Switch Energy Alliance. Mr. Stoneburner holds a Bachelor of Science in Geological Sciences from the University of Texas at Austin and a Master of Science in Geological Sciences from Wichita State University.

Mr. Stoneburner was selected to serve on the Board due to his management and geologic experience in the energy industry.

John R. “J.R.” Sult—Director. J.R. Sult has served as a director of the Company since May 2018. Mr. Sult has served on several public company boards as described below. Mr. Sult served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation from September 2013 until August 2016. He was Executive Vice President and Chief Financial Officer of El Paso Corporation (“El Paso”) from March 2010 until May 2012 where he previously served as Senior Vice President and Chief Financial Officer from November 2009 until March 2010, and as Senior Vice President and Controller from November 2005 until November 2009. Mr. Sult also served as Executive Vice President, Chief Financial Officer and director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P., from July 2010 until May 2012, where he previously served as Senior Vice President and Chief Financial Officer from November 2009 until July 2010, and as Senior Vice President, Chief Financial Officer and Controller from August 2007 until November 2009. Mr. Sult also served as Chief Accounting Officer of El Paso and as Senior Vice President, Chief Financial Officer and Controller of El Paso’s Pipeline Group from November 2005 to November 2009. Prior to joining El Paso, Mr. Sult served as Vice President and Controller of Halliburton Energy Services, Inc. from August 2004 until October 2005. Prior to joining Halliburton, Mr. Sult managed an independent consulting practice that provided a broad range of finance and accounting advisory services and assistance to public companies in the energy industry. Prior to private practice, Mr. Sult was an audit partner with Arthur Andersen LLP. He graduated from Washington & Lee University with a Bachelor of Science with Special Attainments in Commerce. Mr. Sult served on the board of directors of Dynegy, Inc., where he served as the chairman of its audit committee, from October 2012 to April 2018, and joined the board of directors of Vistra Corp. (NYSE: VST) in April 2018 in connection with its acquisition of Dynegy, Inc. Mr. Sult also served on the board of directors of Jagged Peak Energy Inc. (NYSE: JAG), from January 2017 until its merger with Parsley Energy Inc. in January 2020, serving as the chairman of its audit committee.

Mr. Sult was selected to serve on the Board due to his experience in executive financial positions with large public companies and significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting. In addition, Mr. Sult’s qualification as an “audit committee financial expert” provides an essential skill set relevant to his service on the Board and as the chairman of the Audit Committee.

DIRECTOR SKILLS AND QUALIFICATIONS

Our directors have a diversity of experience across a broad range of industries in the public and not-for-profit sectors. They bring to the Board a wide variety of skills, qualifications and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The matrix below summarizes key qualifications, skills and attributes our directors bring to the Board.

CORPORATE GOVERNANCE MATTERS

Director Nomination Process

The following summary of our process for identifying and evaluating director candidates is subject to the terms of the Stockholders’ Agreement, which provides Pine Brook with the right to designate a nominee to the Board so long as it and its respective affiliates collectively beneficially own a specified amount of the outstanding shares of our Class A common stock and Class B common stock, taken as a single class. See “Certain Relationships and Related Party Transactions—IPO Related Agreements—Stockholders’ Agreement.”

Identifying Candidates

In recommending director nominees to the Board apart from those nominees designated pursuant to the Stockholders’ Agreement, the Nominating and Governance Committee solicits recommendations for potential director candidates from a number of sources, including our incumbent directors, our executive officers, executive search firms and others. In addition, the Nominating and Governance Committee will consider candidates submitted by stockholders as discussed in more detail below. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address indicated on page 1 of this proxy statement. Although the Board does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Nominating and Governance Committee. The Nominating and Governance Committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders whether or not such nominee is submitted to and evaluated by the Nominating and Governance Committee. To nominate a director using this process, the stockholder must follow certain procedures required by our bylaws, which are described under “General Information—Advance Notice Required for Stockholder Nominations and Proposals.”

While the Board does not have a formal policy regarding the consideration of diversity in identifying director nominees, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. To this end, based on the recommendation of the Nominating and Governance Committee and the unanimous approval of the Board, the Company appointed two independent female directors, Mmes. Burleson and Hock, to the Company’s Board in January 2022. The Nominating and Governance Committee believes that appointing directors with a diverse range of expertise, backgrounds and skillsets fosters robust and insightful discussion amongst directors and provides our management with an invaluable opportunity to learn from a variety of unique perspectives and experiences. The Nominating and Governance Committee regularly evaluates the composition of the Board utilizing a comprehensive director skills matrix that identifies directors’ and potential directors’ key qualifications, skills, attributes and diversity characteristics, and it believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, accounting and investment analysis, strategic planning, legal and corporate governance, communications and public policy and risk management, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

Evaluating Candidates

The members of the Nominating and Governance Committee are responsible for assessing the skills and characteristics of candidates for election to the Board, as well as the composition of the Board as a whole, subject to the terms of the Stockholders’ Agreement. This assessment will include the qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of the candidate’s skills and experience in the context of the needs of the Board. Although the Nominating and Governance Committee has not adopted specific minimum qualifications that must be met by candidates recommended by it, in evaluating director candidates, the Nominating and Governance Committee and the Board consider the following:

•	the candidate’s skills, qualifications, experience and business judgment;

•	the candidate’s personal and professional integrity;

•	the candidate’s diversity of background, including but not limited to, experience, skill, professional expertise, education, race, ethnicity, age and gender;

•	the candidate’s ability to work with the then-existing interpersonal dynamics of the Board;

•

the candidate’s ability and willingness to dedicate sufficient time, energy and attention to the performance of his or her duties, taking into consideration the candidate’s employment and/or service on other public company boards; and

•

the Board’s desire that the candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties.

Based on this initial evaluation, the Nominating and Governance Committee will determine whether to interview the candidate, and, if warranted, will recommend that one or more of its members and senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Nominating and Governance Committee recommends to the Board a slate of director nominees for election at the next annual meeting of stockholders or for appointment to fill vacancies on the Board, subject to the terms of the Stockholders’ Agreement. Prior to recommending to the Board that an incumbent director be nominated for election as a director at the next annual meeting of stockholders, the Nominating and Governance Committee considers and reviews, among other things, the director’s contributions as a Board member and the benefit that results from increasing insight and experience developed over a period of time, subject to the terms of the Stockholders’ Agreement.

Annual Performance Evaluation of the Board

The Nominating and Governance Committee leads an annual evaluation of the performance and effectiveness of the Board and each committee also conducts an annual evaluation of the performance and effectiveness of the committee. The purpose of the evaluations is to track progress from year-to-year and to identify ways to enhance the effectiveness of the Board and its committees. As part of the evaluation, each director completes a written questionnaire developed by the Nominating and Governance Committee to provide feedback on the effectiveness of the Board and each committee on which the director serves. The collective comments of the directors are compiled by the Nominating and Governance Committee and presented to the full Board and each of the committees for discussion.

Director Independence

The Board has reviewed the independence of our directors using the independence standards of the NYSE. Under rules adopted by the NYSE, no Board member qualifies as independent unless (i) the Board affirmatively determines that the director has no material relationship with us and (ii) the director is not disqualified from being independent as set forth therein. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation.

In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, such director’s family members or any business, charity or other entity in which such director has an interest, on the one hand, and we, our affiliates, or our senior management has an interest, on the other. The Board considered the relationships and transactions in the context of the NYSE’s objective listing standards and the additional standards established for members of audit, compensation and governance committees. As a result of this review, the Board affirmatively determined that each of Messrs. Duplantier, Langford, Levy, Stoneburner and Sult and each of Mmes. Burleson and Hock are independent within the meaning of the NYSE listing standards currently in effect. Messrs. Brigham and Roosa are not independent because of their concurrent service as members of our senior management.

In addition, with respect to our committee composition, our Board affirmatively determined that Messrs. Langford, Levy and Sult and Ms. Burleson are independent within the additional standards for audit committee membership under the rules of the Securities and Exchange Commission (the “SEC”) and that Messrs. Duplantier, Levy, Stoneburner and Sult are independent within the additional standards for compensation committee membership under the rules of the SEC.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which describe the Board’s view on a number of governance topics, in accordance with the corporate governance rules of the NYSE. Our Corporate Governance Guidelines can be found on our website at the location referred to below under “—Website Availability of Certain Documents.”

Corporate Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Business Conduct and Ethics applicable to our employees, directors and officers in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this code may be made only by the Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any amendments to, or waivers of, certain provisions of this code will be posted on our website at the location referred to below under “—Website Availability of Certain Documents.”

Board Leadership

Separation of Offices of Chairman of the Board and Chief Executive Officer

The offices of Chairman of the Board and Chief Executive Officer are currently separate and have been separate since our inception in November 2012. Mr. Brigham, who serves as Chairman of the Board, has the title of Executive Chairman, and Mr. Roosa serves as our Chief Executive Officer.

The Board does not have a policy requiring either that the positions of the Chairman of the Board and the Chief Executive Officer should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on the matter when it elects a new chief executive officer or during times of transition. The Board believes that this structure enables it to fulfill its oversight role in determining the manner in which its leadership is configured with a view toward flexibility and maintaining a structure that best serves our Company and its stockholders.

The Board believes that the separation of the two roles continues to provide, at present, the best balance of these important responsibilities with the Chairman directing Board operations and leading oversight of the Chief Executive Officer and management, and the Chief Executive Officer focusing on developing and implementing the Company’s Board-approved strategic vision and managing its day-to-day business. The Board believes that separating the offices of Chairman of the Board and Chief Executive Officer, coupled with regular executive sessions with only independent directors present, helps strengthen the Board’s independent oversight of management and provides an opportunity for the Board members to have more direct input to management in shaping the organization and strategy of the Company.

The Board’s Role in Risk Oversight

The Board is actively involved in the oversight of risks that could impact the Company, and risk oversight is the responsibility of the full Board. Management is responsible for developing and implementing our program of enterprise risk management. Pursuant to the Audit Committee charter, the Audit Committee has been designated to take the lead in overseeing our risk management process. Accordingly, the Audit Committee meets periodically with management to review our significant financial risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee also monitors our policies and guidelines concerning risk assessment and risk management. In this role, the Audit Committee receives reports from management and other advisors and analyzes our risk management process and system, the nature of the material risks we face and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

The Compensation Committee is responsible for overseeing the assessment of risks related to the Company’s compensation policies and programs. The Nominating and Governance Committee is responsible for oversight of the Company’s corporate governance programs, including reviewing the Corporate Governance Guidelines.

Executive Succession Planning

The Nominating and Governance Committee meets periodically to discuss succession planning, including the qualities and characteristics necessary for an effective Chief Executive Officer and development and progression of potential candidates, and consults with the Chief Executive Officer on senior management succession planning.

Director Attendance

Last year, the Board met formally 23 times, the Compensation Committee met formally 13 times, the Nominating and Governance Committee met formally 12 times and the Audit Committee met formally nine times. Each of our then-current directors attended more than 75% of the meetings of the Board and the committees on which such director served during the period of such director’s service. In addition to the formal meetings of the Board and its committees, the Board met informally frequently, both with management of the Company and without, throughout the year.

Directors are strongly encouraged, but not required, to attend annual meetings of stockholders. We anticipate that nearly all of our directors will attend the Annual Meeting.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs and, subject to the terms of the Stockholders’ Agreement, designates committees to help carry out its duties. The Nominating and Governance Committee considers whether to recommend the selection and designation of a lead director to the Board. At this time, the Nominating and Governance Committee has not recommended the selection and designation of a lead director to the Board due to the Board’s capable and experienced independent directors, its strong committee system (as described more fully below) and the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes this leadership structure is appropriate for the Company and allows the Board to maintain effective oversight of management and, therefore, a lead director is not necessary at this time. The following table sets forth the standing committees of the Board (the Audit Committee, Compensation

Committee and Nominating and Governance Committee) and their members as of the date of this proxy statement, as well as the number of meetings each committee held during the last year. The Board may also establish such other committees as it determines necessary or advisable from time to time.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

Gayle L. Burleson	✓

Jon-Al Duplantier		✓	✓

Stacy Hock			✓

Lance Langford	✓		✓

James R. Levy	✓	✓ (Chair)

Richard K. Stoneburner		✓	✓ (Chair)

John R. (“J.R.”) Sult	✓ (Chair, Financial Expert)	✓

Number of Meetings Held in 2021	9	13	12

Our Corporate Governance Guidelines provide that the independent directors will meet in regularly scheduled executive sessions without management at least once a year.

Audit Committee

The Audit Committee currently consists of four directors, Messrs. Langford, Levy and Sult and Ms. Burleson. The Board has determined that Messrs. Langford, Levy and Sult and Ms. Burleson are each independent under the rules of the NYSE and under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Sult is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Board, including the selection of our independent public accounting firm, the scope of our annual audits, fees to be paid to the independent public accounting firm, the selection and performance of our independent public accounting firm and internal audit function, and our accounting and internal control practices. The Audit Committee also reviews the appointment of our independent reserve engineers and reviews the reserve data and reserve report with our independent reserve engineers and management of the Company prior to the filing of such data and report. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements, including our Corporate Code of Business Conduct and Ethics and our Financial Code of Ethics. We have adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the Public Company Accounting Oversight Board and applicable NYSE standards, which is available on our website at the location referred to below under “—Website Availability of Certain Documents.”

Compensation Committee

The Compensation Committee currently consists of four directors, Messrs. Duplantier, Levy, Stoneburner and Sult. The Board has determined that Messrs. Duplantier, Levy, Stoneburner and Sult are each independent under the rules of the SEC, the Sarbanes-Oxley Act of 2002 and the NYSE. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees and also administers our incentive compensation and benefit plans. We have adopted a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable NYSE standards, which is available on our website at the location referred to below under “—Website Availability of Certain Documents.”

Compensation Matters

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may delegate some or all of its authority to the chair of the Compensation Committee, any member of the Compensation Committee or any subcommittee as it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, independent consultants or advisors and such other persons as the Compensation Committee may deem necessary or appropriate.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the executive officers, evaluates the performance of the Chief Executive Officer and the other executive officers at least annually in light of those goals and objectives and determines the executive officers’ compensation level based on this evaluation. In determining any element of the executive officers’ compensation, the Compensation Committee may consider, among other things, the Company’s performance and relative stockholder return, the value of similar compensation to individuals in similar positions at comparable companies and the awards given to the executive officers in past years. The evaluation of the performance of the executive officers other than the Chief Executive Officer, and the determination of such executive officers’ compensation, may be done in consultation with the Chief Executive Officer.

The Compensation Committee has the sole authority to retain, amend the engagement with and terminate any compensation consultant as the Compensation Committee deems necessary or appropriate in carrying out its duties. The Compensation Committee also has the sole authority to approve the consultant’s fees, and the Company must provide for appropriate funding for payment of the consultant’s fees as determined by the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of four directors, Messrs. Duplantier, Langford, Stoneburner and Ms. Hock. The Board has determined that Messrs. Duplantier, Langford and Stoneburner and Ms. Hock are each independent under the rules of the SEC, the Sarbanes-Oxley Act of 2002 and the NYSE. The Nominating and Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Board subject to the terms of the Stockholders’ Agreement, develops and oversees our internal corporate governance processes and maintains a management succession plan. At the request of the Nominating and Governance Committee, we engaged a professional search firm in 2021 to assist with the Board’s search for director talent. With their assistance, we conducted a lengthy and thorough search. Ms. Burleson was recommended by a non-affiliated third party, and the professional search firm assisted the Board with her vetting and recruitment. Ms. Hock was recommended by Mr. Brigham, and the professional search firm assisted the Board with her vetting and recruitment. We have adopted a nominating and governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable NYSE standards, which is available on our website at the location referred to below under “—Website Availability of Certain Documents.”

Stockholder Communications with Directors

Stockholders and other interested parties may communicate directly with the Board, any committee of the Board, the Chairman of the Board or any other director by sending a written communication in an envelope marked as “Stockholder Communication with Directors,” with the intended recipients of the communication clearly identified, to the following address: Brigham Minerals, Inc., 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730. The responsible officer at the Company will forward any such communication to the intended recipients if it complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and it falls within the scope of matters generally considered by the Board.

Stockholder List

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Austin, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. The list will also be available virtually for inspection by any stockholder present at the Annual Meeting.

Website Availability of Certain Documents

A copy of our 2021 Annual Report on Form 10-K (the “2021 Form 10-K”) has been posted on the Internet, along with this proxy statement, to all stockholders entitled to notice of and to vote at the Annual Meeting. The 2021 Form 10-K is not incorporated by reference into this proxy statement and is not considered proxy-soliciting material. We will mail without charge a copy of the 2021 Form 10-K, including the financial statements and any schedules thereto, upon written request to our General Counsel at:

Brigham Minerals, Inc.

5914 W. Courtyard Drive, Suite 200

Austin, Texas 78730

Attention: General Counsel

The charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee, as well as our Corporate Governance Guidelines and our Corporate Code of Business Conduct and Ethics, can be found on our website at http://investors.brighamminerals.com/governance and are also available in print without charge upon written request to our General Counsel at the address above. The Company also intends to disclose any amendments or waivers to its Corporate Code of Business Conduct and Ethics via its website at http://investors.brighamminerals.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Brigham LLC Agreement

The Company is a holding company and is the sole managing member of Brigham LLC. As of December 31, 2021, the Company’s sole material asset consists of units representing membership interests in Brigham LLC (“Brigham LLC Units”). Pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of Brigham LLC, dated April 23, 2019 (the “Brigham LLC Agreement”), each holder of Brigham LLC Units (other than the Company) (each, a “Brigham Unit Holder”) has, subject to certain limitations, the right (the “Redemption Right”) to cause Brigham LLC to acquire all or a portion of its Brigham LLC Units for, at Brigham LLC’s election, (i) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Brigham LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. Our decision to make a cash payment upon a Brigham Unit Holder’s redemption election must be made by our independent directors (within the meaning of the NYSE and Rule 10A-3 promulgated under the Exchange Act) who do not own Brigham LLC Units that are subject to such redemption. Alternatively, upon the exercise of the Redemption Right, Brigham Minerals (instead of Brigham LLC) has the right (the “Call Right”) to, for administrative convenience, acquire each tendered Brigham LLC Unit directly from the redeeming Brigham Unit Holder for, at its election, (i) one share of Class A common stock or (ii) an equivalent amount of cash. In connection with any redemption of Brigham LLC Units pursuant to the Redemption Right or acquisition pursuant to our Call Right, the corresponding number of shares of Class B common stock will be cancelled.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the board of directors or compensation committee of a company that employed as an executive officer any member of the Board or the Compensation Committee and no member of the Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company, except that Mr. Langford, a member of the Board, is Chief Executive Officer of Langford Energy Partners I, LLC and Brigham Oil & Gas, L.P. and Mr. Brigham, our Executive Chairman and a member of the Board, is Executive Chairman of the board of directors of Langford Energy Partners I, LLC and Brigham Oil & Gas, L.P. Mr. Langford did not have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, nor is any such relationship currently contemplated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Class A common stock and our Class B common stock that, as of March 28, 2022, is owned by:

•	each person known to us to beneficially own more than five percent of any class of our outstanding shares of Class A common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Unless otherwise noted, all information with respect to beneficial ownership has been furnished by the respective five percent or more stockholders, directors or named executive officers, as the case may be. The applicable percentages of shares beneficially owned are based on 49,134,356 shares of our Class A common stock and 10,597,830 shares of our Class B common stock outstanding as of March 28, 2022. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Brigham Minerals, Inc., 5914 W. Courtyard Dr., Suite 200, Austin, Texas 78730.

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)
Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		Combined Voting Power(2)
	Number	%	Number	%	Number	%

5% Stockholders:

FMR LLC(3)	6,238,147	12.7	—	—	6,238,147	10.4

Pine Brook Road Advisors LLP(4)	758,687	1.5	4,416,872	41.7	5,175,559	8.7

Blackrock, Inc.(5)	4,392,197	8.9	—	—	4,392,197	7.4

Wellington Management Group LLP(6)	3,106,597	6.3	—	—	3,106,597	5.2

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)
Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		Combined Voting Power(2)
	Number	%	Number	%	Number	%

Directors and Named Executive Officers:

Ben M. “Bud” Brigham	356,996	*	1,089,405	10.3	1,446,401	2.4

Robert M. Roosa(7)	255,618	*	270,639	2.6	526,257	*

Blake C. Williams(8)	106,622	*	105,729	*	212,351	*

Kari A. Potts(9)	22,717	*	—	—	22,717	*

Gayle L. Burleson(10)	2,173	*	—	—	2,173	*

Jon-Al Duplantier(11)	10,068	*	—	—	10,068	*

Stacy Hock(10)	2,173	*	—	—	2,173	*

A. Lance Langford(12)	16,756	*	—	—	16,756	*

James. R. Levy(12)	26,564	*	—	—	26,564	*

Richard K. Stoneburner(12)	26,564	*	—	—	26,564	*

John R. (“J.R.”) Sult(12)	51,564	*	—	—	51,564	*

Directors and Executive Officers as a Group (11 Persons)	877,815	1.8	1,465,773	13.8	2,343,588	3.9

*	Less than 1%.
(1)

The amounts of Class A common stock and Class B common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Class A common stock and Class B common stock, except to the extent this power may be shared with a spouse.

(2)

Amounts and percentages reported in this column represent percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote for each Brigham LLC Unit held by such holder. Accordingly, the holders of our Class B common stock collectively have a number of votes in Brigham Minerals equal to the number of Brigham LLC Units that they hold.

(3)

The number of shares of Class A common stock is based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by FMR LLC. Such filing indicates that FMR LLC has sole voting power with respect to 300 shares of our Class A common stock and sole dispositive power with respect to 6,238,147 shares of our Class A common stock. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC’s principal business office is 245 Summer Street, Boston, Massachusetts 02210.

(4)

The number of shares of Class A common stock is based solely on the records of the transfer agent as of the record date. Such records indicate that Pine Brook BXP Intermediate L.P. is the record owner with respect to 257,066 shares of our Class A common stock, Pine Brook BXP II Intermediate L.P. is the record owner with respect to 432,104 shares of our Class A common stock and Pine Brook PD Intermediate L.P. is the record owner with respect to 69,517 shares of our Class A common stock. The number of shares of Class B common stock is based on a Schedule 13G/A filed with the SEC on February 10, 2022 by the reporting persons listed therein pursuant to a joint filing Agreement dated February 9, 2022 and on a Form 4 filed with the SEC on March 21, 2022 by the same reporting persons. Such filings indicate that Pine Brook Road Advisors, L.P. has shared voting power and shared dispositive power with respect to 4,417,872 shares of our Class B common stock, Pine Brook BXP Intermediate, L.P. has shared voting power and shared dispositive power with respect to 1,496,563 shares of our Class B common stock, Pine Brook BXP II Intermediate, L.P. has shared voting power and shared dispositive power with respect to 2,515,595 shares of our Class B common stock, Pine Brook PD Intermediate, L.P. has shared voting power and shared dispositive power with respect to 404,714 shares of our Class B common stock, PBRA, LLC has shared voting power and shared dispositive power with respect to 4,416,872 shares of our Class B common stock and Howard Newman has shared voting power and shared dispositive power with respect to 4,416,872 shares of our Class B common stock. The Schedule 13G/A filed with the SEC on February 10, 2022 by the reporting persons listed therein indicates that Pine Brook Capital Partners II, L.P. has shared voting power and shared dispositive power with respect to 4,401,853 shares of our Class B common stock and Pine Brook Road Associates II, L.P. has shared voting power and shared dispositive power with respect to 4,401,853 shares of our Class B common stock. Pine Brook Road Advisors, L.P. may be deemed to share beneficial ownership of the aforementioned shares owned by Pine Brook PD Intermediate, L.P., Pine Brook BXP Intermediate, L.P. or Pine Brook BXP II Intermediate, L.P. (each a “Fund”). PBRA, LLC, as general partner for each

Fund, may also be deemed to share beneficial ownership of such securities. Howard Newman is the managing member of PBRA, LLC and may also be deemed to share beneficial ownership of such securities. The address of each of the aforementioned entity’s principal business office is c/o Pine Brook Road Partners, LLC, 60 East 42nd Street, Suite 3014, New York, NY 10165.
(5)

The number of shares of Class A common stock is based solely on a Schedule 13G filed with the SEC on February 3, 2022 by BlackRock, Inc. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 4,083,670 shares of our Class A common stock and sole dispositive power with respect to 4,392,197 shares of our Class A common stock. The address of BlackRock, Inc’s principal business office is 55 East 52nd Street, New York, New York 10055.

(6)

The number of shares of Class A common stock is based solely on a Schedule 13G filed with the SEC on February 4, 2022 by Wellington Management Group LLP. Such filing indicates that that Wellington Management Group LLC has shared voting power with respect to 2,541,649 shares of our Class A common stock and shared dispositive power with respect to 3,106,597 shares of our Class A common stock, Wellington Group Holdings LLP has shared voting power with respect to 2,541,649 shares of our Class A common stock and shared dispositive power with respect to 3,106,597 shares of our Class A common stock, Wellington Investment Advisors Holdings LLP has shared voting power with respect to 2,541,649 shares of our Class A common stock and shared dispositive power with respect to 3,106,597 shares of our Class A common stock and Wellington Management Company LLP has shared voting power with respect to 2,515,884 shares of our Class A common stock and shared dispositive power with respect to 2,877,444 shares of our Class A common stock. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the entities listed as the “Wellington Investment Advisers” on Exhibit A to the Schedule 13G filed with the SEC on February 4, 2022 by Wellington Management Group LLP. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of each of the aforementioned entity’s principal business office is c/o Wellington Management Company LLP, 280 Congress Street Boson, MA 02210.

(7)	Reporting person also beneficially owns 218,708 RSUs awarded pursuant to the 2019 Plan. The RSUs are subject to time-based vesting, subject to continued service through the applicable vesting dates.
(8)	Reporting person also beneficially owns 95,153 RSUs awarded pursuant to the 2019 Plan. The RSUs are subject to time-based vesting, subject to continued service through the applicable vesting dates.
(9)	Reporting person also beneficially owns 52,665 RSUs awarded pursuant to the 2019 Plan. The RSUs are subject to time-based vesting, subject to continued service through the applicable vesting dates.
(10)	Includes 2,173 RSUs awarded pursuant to the 2019 Plan. The RSUs vest in full on May 26, 2022, subject to continued service through the vesting date.
(11)	Includes 10,068 RSUs awarded pursuant to the 2019 Plan. The RSUs vest in full on May 26, 2022, subject to continued service through the vesting date.
(12)	Includes 7,692 RSUs awarded pursuant to the 2019 Plan. The RSUs vest in full on May 26, 2022, subject to continued service through the vesting date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

IPO Related Agreements

Brigham LLC Agreement

The following summary of the Brigham LLC Agreement does not purport to be complete and is qualified by reference to the agreement, which has been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on page 1 of this proxy statement.

Pursuant to the terms of the Brigham LLC Agreement, each Brigham Unit Holder (other than the Company) has, subject to certain limitations, the right, pursuant to the Redemption Right, to cause Brigham LLC to acquire all or a portion of its Brigham LLC Units for, at Brigham LLC’s election, (i) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Brigham LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. Our decision to make a cash payment upon a Brigham Unit Holder’s redemption election must be made by our independent directors (within the meaning of the NYSE and Rule 10A-3 promulgated under the Exchange Act) who do not own Brigham LLC Units that are subject to such redemption. Alternatively, upon the exercise of the Redemption Right, Brigham Minerals (instead of Brigham LLC) has the right, pursuant to the Call Right, to, for administrative convenience, acquire each tendered Brigham LLC Unit directly from the redeeming Brigham Unit Holder for, at its election, (i) one share of Class A common stock or (ii) an equivalent amount of cash. In connection with any redemption of Brigham LLC Units pursuant to the Redemption Right or acquisition pursuant to our Call Right, the corresponding number of shares of Class B common stock will be cancelled. The Brigham Unit Holders will be permitted to redeem their Brigham LLC Units (and a corresponding number of shares of Class B common stock) for shares of our Class A common stock on a quarterly basis, subject to certain de minimis allowances. In addition, any redemptions involving 952,000 or more Brigham LLC Units (subject to the discretion of Brigham Minerals to permit redemptions of a lower number of units) may occur at any time. As the Brigham Unit Holders redeem their Brigham LLC Units, our membership interest in Brigham LLC will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.

Under the Brigham LLC Agreement, subject to the obligation of Brigham LLC to make tax distributions and to reimburse Brigham Minerals for its corporate and other overhead expenses, Brigham Minerals will have the right to determine when distributions will be made to the holders of Brigham LLC Units and the amount of any such distributions. If Brigham Minerals authorizes a distribution, such distribution will be made to the holders of Brigham LLC Units on a pro rata basis in accordance with their respective percentage ownership of Brigham LLC Units.

The holders of Brigham LLC Units, including Brigham Minerals, generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Brigham LLC and are allocated their proportionate share of any taxable loss of Brigham LLC. Net profits and net losses of Brigham LLC generally are allocated to holders of Brigham LLC Units on a pro rata basis in accordance with their respective percentage ownership of Brigham LLC Units, except that certain non-pro rata adjustments are required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. The Brigham LLC Agreement provides, to the extent cash is available, for pro rata distributions to the holders of Brigham LLC Units in an amount generally intended to allow such holders to satisfy their respective income tax liabilities with respect to their allocable share of the income of Brigham LLC, based on certain assumptions and conventions, provided that the distribution must be sufficient to allow Brigham Minerals to satisfy its actual tax liabilities.

The Brigham LLC Agreement provides that, except as otherwise determined by us or in connection with the exercise of Brigham Minerals’ Call Right, at any time Brigham Minerals issues a share of its Class A common stock or any other equity security, the net proceeds received by Brigham Minerals with respect to such issuance, if any, shall be concurrently invested in Brigham LLC, and Brigham LLC shall issue to Brigham Minerals one Brigham LLC Unit or other economically equivalent equity interest. Conversely, if at any time any shares of Brigham Minerals’ Class A common stock are redeemed, repurchased or otherwise acquired, Brigham LLC shall redeem, repurchase or otherwise acquire an equal number of Brigham LLC Units held by Brigham Minerals, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed, repurchased or otherwise acquired.

Under the Brigham LLC Agreement, the members have agreed that certain entities affiliated with Yorktown and Pine Brook, Brigham Minerals’ management and its other investors (collectively, the “Original Owners”) and/or their affiliates are permitted to engage in business activities or invest in or acquire businesses that may compete with our business or do business with any client of ours.

Brigham LLC will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Brigham LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (i) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Brigham LLC, (ii) second, to establish cash reserves for contingent or unforeseen liabilities and (iii) third, to the members in proportion to the number of Brigham LLC Units owned by each of them.

Registration Rights Agreement

In connection with our IPO, on April 23, 2019, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Original Owners (the “Initial Holders”), pursuant to which we agreed to register the sale of shares of our Class A common stock under certain circumstances. The following summary of the Registration Rights Agreement as of the date of this proxy statement does not purport to be complete and is qualified by reference to the agreement, which has been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on page 1 of this proxy statement.

Piggyback Rights

Subject to certain exceptions, if at any time we propose to register an offering of Class A common stock or conduct an underwritten offering, whether or not for our own account, then we must notify the Initial Holders (or their permitted transferees) with Registerable Securities (as defined in the Registration Rights Agreement) of such proposal (i) at least five business days before the anticipated filing date (in the case of the registration of an offering) or (ii) reasonably in advance of commencement (in the case of an underwritten offering), to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable. As of the date of this proxy statement, the only entity with any remaining rights under the Registration Rights Agreement is Yorktown, including certain of its affiliates.

Conditions and Limitations; Expenses

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Stockholders’ Agreement

In connection with our IPO, on April 23, 2019, we entered into the Stockholders’ Agreement with the Warburg Pincus, Yorktown and Pine Brook. The following summary of the Stockholders’ Agreement does not purport to be complete and is qualified by reference to the agreement, which has been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on page 1 of this proxy statement. Among other things, the Stockholders’ Agreement provides Pine Brook the right to designate nominees to the Board so long as Pine Brook and its affiliates collectively own at least 7.5% of our Class A common stock and Class B common stock (taken as a single class).

Pursuant to the Stockholders’ Agreement, we are required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by Pine Brook. Pine Brook is entitled to designate the replacement for its respective board designee whose board service terminates prior to the end of such director’s term.

In addition, the Stockholders’ Agreement provides that for so long as Pine Brook and its affiliates collectively own at least 7.5% of the outstanding shares of our Class A common stock and Class B common stock (taken as a single class), we are required to take all necessary actions to cause each of the Compensation Committee and the Nominating and Governance Committee to include in its membership at least one director designated by Pine Brook, except to the extent that such membership would violate applicable securities laws or stock exchange rules or such right is waived by Pine Brook. The rights granted to Pine Brook to designate a director are additive to and not intended to limit in any way the rights that Pine Brook or any of it respective affiliates may have to nominate, elect or remove our directors under our certificate of incorporation, our bylaws or the Delaware General Corporation Law.

Procedures for Approval of Related Party Transactions

Our Board has adopted a policy for approval of Related Party Transactions. Pursuant to this policy, the Audit Committee will review all material facts of all Related Party Transactions. A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our outstanding shares of Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our outstanding shares of Class A common stock; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Transactions with Affiliates

On August 4, 2021, Brigham Resources Management, LLC, a Delaware limited liability company and subsidiary of the Company (“Resources Management”) and Brigham Earth, LLC (“Brigham Earth) entered into a Shared Services Agreement whereby Resources Management would provide the services described therein to Brigham Earth and certain of its affiliates, which include IT services and certain software, phone and equipment licenses. Brigham Earth and its affiliated entities are owned in part by Ben M. “Bud” Brigham, our founder and the Executive Chairman of the Board. The Shared Services Agreement was approved by our Audit Committee pursuant to our related party transactions policy. For the year ended December 31, 2021, Resources Management provided services to Brigham Earth and certain of its affiliates totaling approximately $140,000.

DIRECTOR COMPENSATION

We believe that attracting and retaining qualified non-employee directors will be critical to the future value growth and governance of the Company. We also believe that a significant portion of the total compensation package for our non-employee directors should be equity-based to align the interest of directors with our stockholders. Accordingly, we have a comprehensive director compensation policy for our non-employee directors, which consists of:

•	an annual cash retainer of $65,000 for each non-employee director;

•

an annual cash fee of $20,000 payable to the chair of the Audit Committee, an annual cash fee of $15,000 payable to the chair of the Compensation Committee and an annual cash fee of $15,000 payable to the chair of the Nominating and Governance Committee; and

•

an annual equity-based award granted to each non-employee director under the Brigham Minerals, Inc. 2019 Long Term Incentive Plan (the “2019 Plan”) with an aggregate fair market value of approximately $140,000 on the date of grant.

Under the 2019 Plan, non-employee directors may be granted awards, including stock options, restricted stock awards, restricted stock units and cash awards. In May 2021, we granted each non-employee director then in office an award of 7,692 restricted stock units subject to time-based vesting (“RSUs”), which award represents the annual equity-based award described above from the date of grant until the next annual grant in 2022. Additionally, we issue pro-rated grants to directors for the time period between the date of their appointment until the next annual award. As such, we granted Mr. Duplantier an award of 2,376 RSUs which award represented the pro-rated portion (approximately 25%) of the annual equity-based award for his service from the date of his appointment in February 2021 until the May 2021 grant. Each award of RSUs vests in full on the first anniversary of the applicable date of grant, so long as the non-employee director continuously provides services to us through such vesting date.

Our non-employee directors will also be reimbursed for certain reasonable expenses incurred in connection with their services to us.

Directors who are also our employees do not receive any additional compensation for their service on the Board.

Director Compensation Table

The table below and the narratives in the footnotes provide compensation amounts for our non-employee directors for 2021, as well as additional material information in connection with such amounts.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Harold D. Carter (3)	$36,250	$—	$36,250

Carrie P. Clark (4)	$32,847	$—	$32,847

Jon-Al Duplantier(5)	$56,153	$183,238	$239,391

W. Howard Keenan, Jr. (6)	$65,000	$140,000	$205,000

A. Lance Langford	$65,000	$140,000	$205,000

James R. Levy	$73,958	$140,000	$213,958

Richard K. Stoneburner	$72,500	$140,000	$212,500

John R. (“J.R.”) Sult	$85,000	$140,000	$225,000

(1)	Reported amounts in the table include annual retainers for the directors and committee chairs as more fully explained under “—Director Compensation.”
(2)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (“FASB ASC Topic 718”). Fair value for RSUs is calculated using the closing price of our common stock on the grant date. For purposes of the table above, the effects of estimated forfeitures are excluded.

In May 2021, we granted each non-employee director then in office an award of 7,692 RSUs with an aggregate fair market value of approximately $140,000 based on the closing price of our common stock on the date of grant. Additionally, in May 2021, we determined pro-rated grants should be issued to directors for the time period between the date of their appointment until the next annual award. As such, we granted Mr. Duplantier an award of 2,376 RSUs. At December 31, 2021, all of the RSU grants were unvested.

(3)	Mr. Carter did not stand for re-election at the 2021 Annual Meeting of Stockholders.
(4)	Ms. Clark resigned from the Board effective June 25, 2021.
(5)	Mr. Duplantier was elected to the Board effective February 19, 2021.
(6)	Mr. Keenan resigned form the Board effective January 20, 2022.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information about the compensation objectives and policies for our principal executive officer, our principal financial officer and our two other most highly compensated executive officers (collectively our named executive officers or “NEOs”) during the last completed fiscal year and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. Throughout this discussion, the following individuals are referred to as our NEOs and are included in the Summary Compensation Table which follows:

Name	Principal Position

Ben M. “Bud” Brigham	Executive Chairman

Robert M. Roosa	Chief Executive Officer and Director

Blake C. Williams	Chief Financial Officer

Kari A. Potts	Vice President, General Counsel, Compliance Officer and Secretary

Executive Summary

Our executive compensation program is designed to support our business strategy by attracting, motivating and retaining high-quality leadership and incentivizing our executive officers to achieve performance goals over the long-term. To accomplish these objectives, our executive compensation program is heavily weighted toward equity-based compensation that is exclusively based on our absolute total shareholder return (“TSR”), thus directly aligning the interests of our executive officers with those of our stockholders. The program consists of time-based restricted stock units (“RSUs”) and restricted stock units subject to performance-based vesting (“PSUs”) with a targeted three-year annualized TSR of 15% that are only eligible to be earned if our TSR is at least 10%, although our Compensation Committee adjusted these thresholds for 2022. Since our IPO in 2019, our compensation program has not included an annual cash bonus program or other short-term incentive program for our executive officers. For 2022, our Compensation Committee approved a short-term cash incentive plan based on quantitative and qualitative metrics that are key drivers of shareholder value. Our compensation program for 2021 is described in greater detail below.

Compensation Philosophy

As a general matter, our executive compensation programs are designed to be:

•	Performance-Based

•	A significant portion of total compensation is performance-based.

•	Performance metrics focus business strategy and corporate objectives on total stockholder return.

•	Awards are leveraged to achievement of performance goals and the creation of stockholder value.

•	Stockholder-Aligned

•	Long-term incentives are equity-based and represent a significant portion of the total compensation of executives and other key employees.

•	The design of long-term incentive awards focuses on the creation of stockholder value and encourages retention of executives and key employees through the use of multi-year vesting schedules.

•	Competitive

•	Our compensation program is intended to be competitive with the market and supports the Company’s ability to attract and retain key talent.

•	Total compensation is designed to be perceived as fair and equitable, both internally and externally.

•	Clear and Well-Communicated

•	Straightforward, transparent compensation programs deliver a strong, clear message.

•	Compensation programs that conform with prevailing market practices and corporate governance standards provide transparency and comfort to stockholders.

•	Appropriately managing risk within the compensation program facilitates the creation of stockholder value.

Stockholder Alignment and Target Pay Mix

A key element of our compensation philosophy is that the pay of our named executive officers is aligned with our stockholders. The Compensation Committee believes that the mix and design of our compensation program establishes strong alignment with stockholders, specifically through the use of equity-based long-term incentive (LTI) awards, which represent the largest component of the compensation for our named executive officers. For example, equity-based LTI awards represented approximately 90% of the 2021 target total compensation for Mr. Roosa, approximately 85% for Mr. Williams and approximately 78% for Ms. Potts. Mr. Brigham did not receive an LTI award in 2021. The charts below illustrate how the mix of target compensation for Mr. Roosa compares with the practices among the CEOs of our peer group companies.

The value that may ultimately be realized from LTI awards is based on our absolute stock price performance, thus creating strong alignment between the compensation of our named executive officers and our stockholders. The chart below illustrates this alignment by comparing the values of Mr. Roosa’s 2019, 2020 and 2021 LTI awards at the time of grant to the current realized or realizable values of these awards. As of December 31, 2021, the realized value of LTI awards granted in April 2019 and the realizable values of LTI awards granted in February 2020 and February 2021 were approximately 94%, 124% and 131%, of target, respectively, in line with our increased stock price and a testament to the stockholder alignment design of our long-term incentive equity awards.

Notes:

1.	Target value reflects grant date price; realizable value reflects share price on December 31, 2021 ($21.09).

2.	2019 realizable value uses the actual payout factor of 94.8% of target; 2020 and 2021 assume 100% payout factor.

3.	Values in chart do not include dividends.

Compensation Program Governance

We have worked extensively and deliberately to develop a thoughtful, fair, and effective compensation program for our NEOs that helps us to deliver long-term sustainable growth to our stockholders. The following chart highlights several features of our compensation practices that are intended to meet our objectives:

What We Do	What We Don’t Do
Focus on performance-based compensation	NO employment agreements
Equity awards for executive officers subject to three-year vesting periods	NO excessive benefits or perquisites
Consider peer group reports when establishing compensation	NO guaranteed bonuses
Significant portion of pay at risk	NO unearned dividends/dividend equivalents
Compensation Committee engages an independent compensation consultant	NO tax gross-ups
Regularly evaluate risks of our compensation policy	NO hedging of common stock
Maintain policy prohibiting hedging transactions and short sales by insiders.	NO payout of PSUs if ATSR targets are not met
Our executive officers receive dividend equivalents on equity awards only to the extent that the awards are earned	For 2022 and beyond, NO single-trigger change in control

How We Make Compensation Decisions

Role of the Compensation Committee

See “—Corporate Governance Matters—Compensation Committee—Compensation Matters” for information on the role of the Compensation Committee.

Role of Independent Compensation Consultants and Competitive Benchmarking

Under its charter, the Compensation Committee is authorized to engage an independent consultant. Since 2018, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to provide independent advice on executive and outside director compensation and evaluate and recommend appropriate modifications to our compensation program consistent with our program’s objectives. Meridian reports directly to the Compensation Committee, which has the sole authority to approve Meridian’s scope of work, fees and other terms of engagement. Outside of providing advisory services to the Compensation Committee, Meridian does not provide any other services to management or the Company. During 2021, the scope of Meridian’s services included: a review of the peer group used to assess the competitiveness of our executive compensation programs; an analysis of the realizable pay of our named executive officers; preparation of a competitive benchmarking study of the compensation of our named executive officers and our outside directors; updates on notable legislative and regulatory activities; and assistance with various other compensation matters.

The Compensation Committee reviewed the independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards as affecting the independence of a consultant or adviser. As a result of this review, the Compensation Committee determined that the services provided by Meridian during 2021 did not give rise to any conflicts of interest. Other than Meridian, no other compensation consultants provided services to the Compensation Committee during 2021.

In February 2021, Meridian prepared a compensation benchmarking study that was used to inform compensation decisions for 2021. Due to the fact that there are very few public company mineral companies, the compensation benchmarking study used publicly available data from a selected peer group of exploration and production companies of comparable size to Brigham Minerals based on measures such as enterprise value, market capitalization and assets. We believe that the use of this peer group as a reference for evaluating our compensation practices helps ensure our compensation program remains competitive. We further believe that the inclusion of several operators in the peer group provides valuable compensation data because we often compete with such companies for key talent. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data. At least annually, the Compensation Committee reviews the peer group and may make adjustments to ensure that companies in the group more closely match our size and operational profile, and to reflect the impact of bankruptcies and industry consolidation. Based on a review of the peer group in 2021, five peer companies from the prior year were removed because they were acquired or filed for bankruptcy. As a result, the peer group for 2021 was comprised of the following 11 companies:

PDC Energy, Inc.	Kimbell Royalty Partners, LP
Matador Resources Company	Northern Oil and Gas, Inc.
Black Stone Minerals, L.P.	Bonanza Creek Energy, Inc.
SM Energy Company	Laredo Petroleum, Inc.
Centennial Resource Development, Inc.	High Point Resources Corporation
Callon Petroleum Company

Information in the compensation benchmarking study served as a reference in the Compensation Committee’s overall assessment of the competitiveness of our executive compensation program. Based on information provided in the compensation benchmarking study, and its own analysis, the Compensation Committee approved the 2021 compensation program for our named executive officers as described below.

Role of Executive Officers in Compensation Decisions

In determining the compensation of our NEOs, the Compensation Committee considers the information and advice provided by its compensation consultant, our corporate goals, historic and projected performance, the current economic and commodities environment, individual performance of our NEOs, and other relevant factors. With respect to the compensation of the NEOs other than our CEO, the Compensation Committee also considers the recommendations of our CEO. The Compensation Committee retains sole discretion to make final compensation determinations, and the Compensation Committee may accept, modify or reject any recommendations or observations made by our CEO. In addition, the Compensation Committee may invite any NEO to attend Compensation Committee meetings to report on matters relevant to the Compensation Committee’s analysis. All NEOs are excluded from any decisions or discussions regarding their individual compensation.

Elements of Compensation

The compensation provided to our named executive officers for 2021 consists of (i) an annualized base salary, (ii) the grant of equity-based awards (with approximately one-half of such awards subject to time-based vesting conditions and the other one-half of such awards subject to performance-based vesting conditions) and (iii) eligibility to participate in employee benefits on the same basis as our other employees. These elements have been chosen as the compensation components designed to allow us to adhere to our compensation philosophy as described above in “—Executive Compensation—Compensation Philosophy.”

Base Salary

Each named executive officer’s base salary is a fixed component of compensation based on such officer’s position and responsibilities. The Compensation Committee reviews the base salaries for each named executive officer annually as well as at the time of any promotion or significant change in job responsibilities. The Compensation Committee may adjust base salaries periodically based on competitive positioning, as well as individual and company performance. The Compensation Committee did not make any changes to the base salary of our named executive officers for 2021. The base salary of our named executive officers for 2021 were as follows:

Name	2021 Base Salary

Ben M. “Bud” Brigham	$257,500

Robert M. Roosa	$515,000

Blake C. Williams	$360,500

Kari A. Potts	$309,000

In March 2022, following a discussion of the results of the compensation benchmarking study prepared by Meridian in June 2021 and updated in October 2021, and in consideration of the increasingly inflationary environment in the United States and the other relevant factors described in “—Executive Compensation—Elements of Compensation—Role of Executive Officers in Compensation Decisions,” for 2022, the Compensation Committee determined that Mr. Brigham’s annualized base salary would remain the same and approved a 4% increase in the annualized base salary of Messrs. Roosa and Williams and a 10% increase in the annualized base salary of Ms. Potts. The Compensation Committee’s determination with respect to the annualized base salary of Ms. Potts in particular was largely based on the benchmarking study prepared by Meridian and the Compensation Committee’s intent to align her more competitively relative to peer company benchmarks.

Long Term Incentive Awards

In connection with our IPO, we adopted the 2019 Plan in order to make equity and cash awards to the employees, consultants and directors of Brigham Minerals and its affiliates who perform services for us. The 2019 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. Long term incentive awards are granted with the intention of fostering a long-term view of the business, retaining and rewarding grantees for their efforts and achievements and providing management with an ownership interest in the Company to help to further align their actions with the interests of the stockholders.

The use of LTI awards as the largest component of our executives’ compensation aligns the interests of our executives with the interests of our stockholders by incentivizing our executives to focus on creating stockholder value. As discussed in more detail below, our PSUs are based chiefly on absolute TSR over a three-year period, and the absolute TSR levels, if met, are designed to correlate to attractive annualized rates of return for our stockholders, therefore ensuring that the interests and goals of our executives are aligned with those of our stockholders.

Long Term Incentive Grants for 2021

In February 2021, the Compensation Committee approved annual LTI grants to Messrs. Roosa and Williams and Ms. Potts. The LTI grants consisted of RSUs and PSUs, each weighted at 50% of the executives’ target award values. Mr. Brigham did not receive an LTI grant in 2021.

Name	2021 RSU Grants	2021 PSU Grants

Ben M. “Bud” Brigham	—	—

Robert M. Roosa	139,665	139,665

Blake C. Williams	62,073	62,073

Kari A. Potts	34,140	34,140

The Compensation Committee, after consultation with Meridian, chose this program to recognize the unique characteristic of each award type. The two types of awards provide our named executive officers with an incentive to help grow the value of the Company and the corresponding value of the stock. The RSUs put direct shares into the hands of our named executive officers to enhance retention and to align their interests with stockholders’ interests. The PSUs are designed to provide added incentive based on the achievement of stock price performance targets, which further align the interests of our named executive officers with stockholders’ interests. The Compensation Committee believes the equal split of awards of RSUs and PSUs provides an overall balanced award.

The RSUs vest in three equal installments on December 31, so long as the named executive officer remains continuously employed by us through the relevant vesting dates. All unvested RSUs will vest in full upon the executive’s termination of employment due to the executive’s death, “disability” or “retirement;” a pro rata portion of the unvested RSUs will vest upon the executive’s termination of employment by us without “cause” or by the executive for “good reason,” each as defined in the award agreement. All unvested RSUs will also vest in full upon the occurrence of a “change in control,” each as defined in the 2019 Plan.

The PSUs are eligible to be earned based on the TSR of our company over a three-year performance period. Between 0% and 200% of the PSUs are eligible to be earned based on our achieving an absolute TSR on an annualized basis based on the following pre-established annual return goals:

Level of Achievement	Pre-Established Annual Return Goal	Number of PSUs Earned

Below Threshold	<10% annualized return	0%

Threshold	10% annualized return (1.33x)	50%

Target	15% annualized return (1.52x)	100%

Maximum	25% annualized return (1.95x)	200%

If the Company’s absolute TSR is more than 10% but less than 15%, or more than 15% but less than 25%, the number of PSUs that become earned is determined using linear interpolation as between those tiers, respectively.

In addition, the Compensation Committee has discretion to adjust the number of PSUs earned based on our relative TSR as compared to a benchmarking peer group over the three-year performance period. In February 2021, the Compensation Committee established a “performance peer group” used to evaluate the Company’s TSR relative to that of other exploration and production companies considered to be direct business competitors for investment capital. The performance peer group established consists of the following companies (collectively, the “Performance Peer Group”):

Black Stone Minerals, L.P.	Magnolia Oil & Gas Corporation
Bonanza Creek Energy, Inc.	Matador Resources Company
Callon Petroleum Company	Northern Oil and Gas, Inc.
Earthstone Energy, Inc.	PDC Energy, Inc.
Falcon Minerals Corporation	Viper Energy Partners LP
Kimbell Royalty Partners L.P.	XOP Index*
Laredo Petroleum, Inc.

* The XOP Index was viewed as a single entity, not as a comparison to each of the index’s constituents.

The Compensation Committee may increase the number of PSUs that have been earned by up to 20% if our TSR is in the top 20% of the benchmarking peer group or decrease the number of PSUs that have been earned by up to 20% if our TSR is in the bottom 20 % of the benchmarking peer group. Once vested or earned, as applicable, the RSUs and PSUs will be settled in shares of our common stock.

PSUs will be earned and vested so long as the named executive officer remains continuously employed by us through the end of such performance period. All unvested PSUs will vest in full upon the executive’s termination of employment due to the executive’s death, disability or retirement; a pro rata portion of the unvested PSUs will vest upon the executive’s termination of employment by us without cause or by the executive for good reason. All unvested PSUs will also vest in full upon the occurrence of a change in control. PSUs that vest remain subject to the performance achieved over the performance period, which will end upon an earlier change in control.

Payout of PSU Awards Granted in 2019

The PSUs that were granted in 2019 for the performance period April 23, 2019 through December 31, 2021, achieved a linearly interpolated payout of 94.8% of the target number of PSUs granted based on an absolute TSR of 14.480%. The Company’s absolute TSR, relative to the performance peer group was determined to be positioned at approximately the 86th percentile. No adjustment to the number of PSUs earned was made based on relative TSR achievement as the 2019 PSUs required that our TSR be in the top 10% of the benchmarking peer group in order to be adjusted. The calculations of payout results for the 2019 award cycle, which were reviewed by our Compensation Committee and confirmed and certified by Meridian, used a truncated performance period of 2.693 years, rather than 3 years, to reflect the timing of the Company’s IPO in April 2019.

Incentive Units

In 2013 and 2015, each of our named executive officers other than Ms. Potts, were granted incentive units in Brigham Resources (the “Incentive Units”) and in 2018, Mr. Williams was granted Incentive Units, in each case, pursuant to the limited liability company agreement governing Brigham Resources at the time. The Incentive Units were intended to constitute “profits interests” and represent actual (non-voting) equity interests with no liquidation value for U.S. federal income tax purposes on the date of grant but were designed to gain value only after the underlying assets realize a certain level of growth and return to those persons who hold certain other classes of equity. The Incentive Units were divided into two classes, Series M units and Series Z units. The Series M units granted to our named executive officers in 2013 and the Series Z units granted to our named executive officers in 2015 are fully vested. In addition, in 2018, Mr. Williams was granted additional Incentive Units, specifically 820 Series M units and 384 Series Z units. The Series M and Series Z units granted to Mr. Williams in 2018 vested as to 20%, or 164 Series M and 76.8 Series Z, on the applicable date of grant and an additional 20%, or 164 Series M and 76.8 Series Z, on each anniversary of such date of grant in 2019, 2020 and 2021, such that the Series M and Series Z units granted to Mr. Williams in 2018 are 80% vested. The remaining 20% of such Series M and Series Z units will vest on the next anniversary of such date of grant, subject to continued employment by us through the vesting dates. Upon vesting of the Incentive Units, holders of the Incentive Units receive one share of Brigham Minerals’ Class B common stock and one Brigham LLC Unit for each vested Incentive Unit.

Other Benefits

We offer participation in broad-based retirement, health and welfare plans to all of our employees, including our named executive officers who are eligible to participate in such plans on the same basis as all other employees. We maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating named executive officers, to save for the future (the “401(k) Plan”). In addition, we provide a matching contribution equal to 100% of the first 6% of an employee’s eligible compensation deferred into the 401(k) Plan.

2022 Program Changes

In March 2022, after consultation with Meridian, the Compensation Committee implemented certain changes to our executive compensation program for 2022. These changes included the adoption of a short-term cash incentive plan for 2022 with quantitative and qualitative metrics and a reduction in LTI grants as a result of the adoption of the short-term cash incentive plan, each as described more fully below. These changes were implemented to further balance our long term and short-term reward of performance of our executive officers, in addition to strengthening our ability to recruit and retain key talent through competitive compensation.

Short-Term Cash Incentive Plan for 2022

We did not maintain a cash bonus program or other short-term incentive program for our named executive officers in 2021; however, the Compensation Committee believes the addition of a short-term cash incentive program in 2022 to our total compensation package will create a stronger balance between short-term and long-term rewards as well as cash and non-cash forms of payment, while increasing the amount of pay that is “at risk” to further align pay with performance. This should drive performance over the short-term and further strengthen the balance of the pay-for-performance culture within our Company. Under the short-term cash incentive plan, the Compensation Committee will have negative discretion to adjust downward the awards paid out to executive officers. In addition, Mr. Roosa’s awards under the short-term cash incentive plan will be paid out in the form of shares of our Class A common stock, rather than cash, with each such award subject to a one-year vesting period.

Long Term Incentive Grants for 2022

In March 2022, after consultation with Meridian, the Compensation Committee approved annual LTI grants to Messrs. Roosa and Williams and Ms. Potts. The LTI grants were reduced compared to the grants in prior years as a result of the adoption of the short-term cash incentive plan for 2022. The LTI grants consisted of RSUs and PSUs, each weighted at 50% of the executives’ target award values. Mr. Brigham did not receive an LTI grant in 2022.

These RSUs and PSUs are subject to similar vesting and performance criteria as the RSUs and PSUs granted in 2021, as described above under Long Term Incentive Grants for 2021, except that:

•

(1) The RSUs will vest on each of the first, second and third anniversaries of the date of grant rather than in three equal installments on December 31; and, (2) upon a termination without cause or for good reason during the period that begins on the occurrence of a change in control and ends on the date that is twenty-four months following, subject to the execution of a release of claims, all unvested RSUs will become fully vested rather than all unvested RSUs becoming fully vested upon the occurrence of a change in control; and

•

For the PSUs, (1) a linearly interpolated value between 0%-50% of target PSUs can be earned for performance that is less than 10% absolute TSR (annualized) based on the Company’s level of achievement with respect to a relative TSR performance goal that is above the median ranking of the performance peer group established for 2022; (2) the TSR calculation will be based on the volume-weighted average price per share over a forty-day period at both the beginning and ending of the performance period; (3) the absolute TSR performance is subject to adjustment based on relative TSR metrics where, if the Company performs above the 80th percentile within our peer group for relative TSR, the number of PSUs earned will be increased by 1% for each percentile above the 80th percentile achieved and the number of PSUs earned will be decreased by 1% for each percentile below the 20th percentile achieved; and (4) the PSUs will vest based on actual performance through the date of a change in control upon (a) a termination without cause or for good reason prior to the end of the performance period and during the period that begins on the occurrence of the change in control and ends on the date that is 24 months following or (b) the failure of the successor entity to assume the PSUs or to replace the PSUs with an award that has economically equivalent value rather than all unvested PSUs becoming fully vested upon the occurrence of a change in control. The number of PSUs that ultimately vest can range from 0% to a maximum of 200% of the initial award.

Name	2022 RSU Grants	2022 PSU Grants

Ben M. “Bud” Brigham	—	—

Robert M. Roosa	81,584	81,584

Blake C. Williams	34,208	34,208

Kari A. Potts	20,123	20,123

The dollar value as of the date of grant of RSUs and PSUs awarded to each of our named executive officers is as follows:

Name	Dollar Value of RSU Grants	Dollar Value of PSU Grants

Ben M. “Bud” Brigham

2022	—	—

2021	—	—

2020	—	—

2019	—	$6,000,000
Robert M. Roosa

2022	$1,982,500	$1,982,500

2021	$2,250,000	$2,250,000

2020	$2,250,000	$2,250,000

2019	$2,250,000	$2,250,000

Name	Dollar Value of RSU Grants	Dollar Value of PSU Grants

Blake C. Williams

2022	$831,250	$831,250

2021	$1,000,000	$1,000,000

2020	$1,000,000	$1,000,000

2019	$1,000,000	$1,000,000
Kari A. Potts

2022	$489,000	$489,000

2021	$550,000	$550,000

2020	$500,000	$500,000

Other Compensation Practices and Policies

Review of Compensation Risk

The Compensation Committee considered the risks associated with our compensation program and practices in 2021. The Compensation Committee concluded that our compensation program was not reasonably likely to have a material adverse effect on the Company and did not encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the overall structure of our executive officers’ compensation, the design of our equity-based LTI awards, the goals and goal-setting process, the vesting schedule of the equity awards, and policies and practices in place that serve to mitigate risk. The Compensation Committee will continue to review the overall compensation structure and consider changes to the program to achieve our compensation objectives.

Stock Ownership Guidelines

As of March 2, 2022, the Board has established stock ownership guidelines for our executive officers, key employees and non-employee directors. The approved guidelines that apply to our named executive officers (excluding our Executive Chairman) and non-employee directors are as follows:

Position	Required Level of Ownership

Chief Executive Officer and Director	5X times base salary

Chief Financial Officer	4X times base salary

Vice President, General Counsel, Compliance Officer and Secretary	3X times base salary

Non-Employee Directors	5X times annual retainer

Only shares beneficially owned (as defined by the Securities and Exchange Commission’s rules and regulations) by our executive officers, key employees or directors, excluding the individual’s PSUs, but including the individual’s unvested RSUs granted under the Company’s long-term incentive plan are counted in determining compliance with the guidelines. The Company will evaluate each individual’s compliance with these stock ownership guidelines annually on December 31 based on the greater of the closing price on December 31 or the grant date value.

For executive officers and key employees employed with the Company on March 2, 2022, stock ownership levels were required to be achieved as of such date. For executive officers and key employees appointed after March 2, 2022 and non-employee directors, stock ownership levels must be achieved within five years of becoming subject to the guidelines. As of March 2, 2022, all of our executive officers and key employees have met or exceeded the ownership expectations under the guidelines and our named executive officers own approximately 3.7% of the outstanding common stock.

Policies Regarding Hedging

Our Insider Trading Policy prohibits certain types of trading activity by certain of our directors, officers, employees and outside consultants to the extent such persons receive or are aware of material, non-public information regarding us or any of our business partners. Transactions that are prohibited include any trading of our securities whenever such persons are in possession of material non-public information, and any transactions or instruments that hedge exposure to the risk of price fluctuations in the equity securities issued by us, as held by such person (including transactions in derivative securities, such as options, warrants, stock appreciations rights or similar rights where the value is derived from the value of an equity security). All transactions in our securities by any of our directors or officers must undergo a pre-clearance process before execution is authorized.

Clawback Policy

We do not currently have a clawback policy in place that would allow us to seek to recoup equity-based compensation awarded to any current or former executive officer in the three-year period preceding the year in which the Company is required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements. We are monitoring the SEC’s proposed rules on the topic and plan to adopt such a policy when the rules become final.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Compensation Committee of the Board of Directors

James R. Levy, Chair

Jon-Al Duplantier, Member

Richard K. Stoneburner, Member

John R. “J.R.” Sult, Member

Summary Compensation Table

The following table summarizes, with respect to our named executive officers, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Ben M. “Bud” Brigham	2021	$258,915	—	$16,214	$275,129

(Executive Chairman)	2020	$258,064	—	$18,600	$276,664

	2019	$250,000	$4,319,185	$17,878	$4,587,063

Robert M. Roosa	2021	$517,830	$4,627,141	$48,828	$5,193,799

(Chief Executive Officer and Director)	2020	$516,131	$3,095,891	$50,181	$3,662,203

	2019	$500,000	$3,869,690	$43,460	$4,413,150

Blake C. Williams	2021	$362,481	$2,056,501	$48,615	$2,467,597

(Chief Financial Officer)	2020	$361,292	$1,375,949	$49,341	$1,786,582

	2019	$350,000	$1,719,858	$43,376	$2,113,234

Kari A. Potts	2021	$310,698	$1,131,073	$49,574	$1,491,345

(Vice President, General Counsel, Compliance Officer and Secretary)	2020	$295,813	$687,972	$46,383	$1,030,168

(1)

Amounts in this column reflect the grant date fair value of time-based restricted stock units and performance-based restricted stock units granted to our named executive officers during the applicable fiscal year and are determined in accordance with FASB ASC Topic 718. Regarding assumptions underlying the valuation of these equity awards, please see Note 10 in our Notes to Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The grant date fair value for RSUs is calculated using the closing price of our common stock on the grant date and for 2021 was $0 for Mr. Brigham, $2,250,00 for Mr. Roosa, $1,000,000 for Mr. Williams and $550,000 for Ms. Potts. The grant date fair value of the performance-based restricted stock units in 2021 is based on an accounting value of 100% of the target value for the annual long-term awards. Assuming that the highest level of performance conditions is achieved and the receipt of the maximum number of stock units, the aggregate grant date fair value of these unit awards in 2021 would be: $0 for Mr. Brigham, $4,754,281 for Mr. Roosa, $2,113,003 for Mr. Williams and $1,162,146 for Ms. Potts.

(2)	Amounts reflected in this column are comprised of the amounts set forth in the table below. See “—Elements of Compensation—Other Benefits” for more information.

Name and Principal Position	Year	Employer Contributions to 401(k) Plan ($)	Employer- Paid Life Insurance Premium ($)	Employer- Paid Health Care Premiums ($)	COVID-19 Vaccine Bonuses ($)(1)	Total ($)

Ben M. “Bud” Brigham	2021	$15,133	$792	$289	—	$16,214

(Executive Chairman)	2020	$17,470	$794	$336	—	$18,600

	2019	$16,800	$792	$286	—	$17,878

Robert M. Roosa	2021	$17,519	$276	$30,533	$500	$48,828

(Chief Executive Officer and Director)	2020	$18,549	$277	$31,355	—	$50,181

	2019	$16,800	$180	$26,480	—	$43,460

Blake C. Williams	2021	$17,483	$96	$30,535	$500	$48,615

(Chief Financial Officer)	2020	$17,849	$96	$31,396	—	$49,341

	2019	$16,800	$96	$26,480	—	$43,376

Kari A. Potts	2021	$17,853	$180	$30,541	$1,000	$49,574

(Vice President, General Counsel, Compliance Officer and Secretary)	2020	$17,104	$165	$29,114	—	$46,383

(1)

This column reflects a one-time $500 bonus paid to all employees that provided proof of primary Covid-19 vaccinations and a one-time $500 bonus paid to employees that provided proof of booster Covid-19 vaccination.

Grants of Plan Based Awards

The following table provides information about equity awards granted to our named executive officers in 2021, including the following: (1) the grant date; (2) the date the Compensation Committee approval date, (3) the number of PSUs granted pursuant to the 2019 Plan; (4) the number of RSUs granted pursuant to the 2019 Plan; and (5) the fair value of each equity award computed in accordance with FASB ASC Topic 718-Stock Compensation as of the grant.

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock

			Threshold (#)	Target (#)	Maximum (#)	or Units (#)(2)	Awards ($)(3)

Ben M. “Bud” Brigham	—	—	—	—	—	—	—

Robert M. Roosa	02/24/2021	02/24/2021	69,833	139,665	279,330	—	2,377,141

	02/24/2021	02/24/2021	—	—	—	139,665	2,250,000

Blake C. Williams	02/24/2021	02/24/2021	31,037	62,073	124,146	—	1,056,501

	02/24/2021	02/24/2021	—	—	—	62,073	1,000,000

Kari A. Potts	02/24/2021	02/24/2021	17,070	34,140	68,280	—	581,073

	02/24/2021	02/24/2021	—	—	—	34,140	550,000

(1)

This column includes the threshold, target, and maximum payouts under the performance-based restricted stock units granted to our named executive officers during 2021. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Awards—Long Term Incentive Grants for 2021” for more information regarding these stock awards.

(2)

This column includes the number of time-based restricted stock units granted to our named executive officers during 2021. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Awards—Long Term Incentive Grants for 2021” for more information regarding these stock awards.

(3)

Amounts in this column reflect the grant date fair value of time-based restricted stock units and performance-based restricted stock units granted to our named executive officers during the applicable fiscal year and are determined in accordance with FASB ASC Topic 718. Regarding assumptions underlying the valuation of these equity awards, please see Note 10 in our Notes to Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End Table

The following table reflects information regarding outstanding equity-based awards held by our named executive officers as of December 31, 2021.

	Option Awards (2)(3)				Stock Awards (4)

Name (1)	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(4)	Market Value of Shares of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(5)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(6)

Robert M. Roosa

RSUs	2/14/2020	—	—	—	—	44,014	928,255	—	—

	2/24/2021	—	—	—	—	93,110	1,963,690	—	—

PSUs	2/14/2020	—	—	—	—	—	—	132,042	2,784,766

	2/24/2021	—	—	—	—	—	—	139,665	2,945,535

Blake C. Williams

Series M-1 Incentive Units	9/17/2018	164	41	N/A	N/A	—	—	—	—

Series M-2 Incentive Units	9/17/2018	164	41	N/A	N/A	—	—	—	—

Series M-3 Incentive Units	9/17/2018	164	41	N/A	N/A	—	—	—	—

Series M-4 Incentive Units	9/17/2018	164	41	N/A	N/A	—	—	—	—

Series Z-1 Incentive Units	9/17/2018	76.8	19.2	N/A	N/A	—	—	—	—

Series Z-2 Incentive Units	9/17/2018	76.8	19.2	N/A	N/A	—	—	—	—

	Option Awards (2)(3)				Stock Awards (4)

Name (1)	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(4)	Market Value of Shares of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(5)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(6)

Series Z-3 Incentive Units	9/17/2018	76.8	19.2	N/A	N/A	—	—	—	—

Series Z-4 Incentive Units	9/17/2018	76.8	19.2	N/A	N/A	—	—	—	—

RSUs	2/14/2020	—	—	—	—	19,563	412,584	—	—

	2/24/2021	—	—	—	—	41,382	872,746	—	—

PSUs	2/14/2020	—	—	—	—	—	—	58,685	1,237,667

	2/24/2021	—	—	—	—	—	—	62,073	1,309,120

Kari A. Potts

RSUs	2/14/2020	—	—	—	—	9,782	206,302	—	—

	2/24/2021	—	—	—	—	22,760	480,008	—	—

PSUs	2/14/2020	—	—	—	—	—	—	29,342	618,823

	2/24/2021	—	—	—	—	—	—	34,140	720,013

(1)	This table reflects information regarding Incentive Units, restricted stock units and performance stock units granted to our named executive officers that were outstanding as of December 31, 2021.
(2)

The Incentive Units are intended to constitute “profits interests” and represent actual (non-voting) equity interests that have no liquidation value for U.S. federal income tax purposes on the date of grant but are designed to gain value only after the underlying assets have realized a certain level of growth and return to those persons who hold certain other classes of equity. We believe that, despite the fact that the Incentive Units do not require the payment of an exercise price, these awards are most similar economically to stock options and, as such, they are properly classified as “options” for purposes of the SEC’s executive compensation disclosure rules under the definition provided in Item 402(m)(5)(i) of Regulation S-K since these awards have “option-like features.” The Incentive Units are divided into two classes and each class is further divided into four tiers. For more information on Incentive Units, see “—Elements of Compensation—Long Term Incentive Awards—Incentive Units.”

(3)

The Incentive Units reported were granted on September 17, 2018. The Incentive Units vested as to 20% on the date of grant and an additional 20% on each anniversary of the date of grant in 2019, 2020 and 2021, such that the Incentive Units are 80% vested. The remaining 20% of the Incentive Units will vest on September 17, 2022, subject to continued employment by us through the vesting date.

(4)

The RSUs reported were granted on February 14, 2020 and February 24, 2021. The RSUs granted in 2020 vested as to 33.3% on both December 31, 2020 and December 31, 2021 and will vest an additional 33.3% on December 31, 2022. The RSUs granted in 2021 vested as to 33% on December 31, 2021 and will vest an additional 33.3% on both December 31, 2022 and December 31, 2023, subject to continued employment by us through each vesting date.

(5)

PSU awards granted for 2020 and 2021 will each vest on December 31, 2022 and December 31, 2023, respectively, and the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 200% of the initial award, depending on actual performance versus the established TSR target.

(6)

The market value of unvested RSUs and PSUs is calculated by multiplying the number of unvested RSUs and PSUs held by the named executive officers by the closing price of our common stock on December 31, 2021, which was $21.09 per share.

(7)	The number of PSUs included in the table assumes that the target level of performance conditions is achieved for each performance tranche.

Stock Vested Table

The following table provides information for our named executive officers on the number of shares of Class A Common Stock acquired upon the vesting of RSU and PSU awards and the value realized, in each case before payment of any applicable withholding tax.

	Stock Awards (1)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Ben M. “Bud” Brigham	336,169	7,089,804

Robert M. Roosa	260,958	5,503,604

Blake C. Williams	115,980	2,446,018

Kari A. Potts	21,160	446,264

(1)

Reflects shares received pursuant to (1) time-based restricted stock unit awards granted under the 2019 Plan in 2019, 2020 and 2021 and (2) performance-based restricted stock unit awards granted under the 2019 Plan in 2019. The value realized upon vesting of these awards represents the aggregate dollar amount realized by the named executive officers upon vesting computed by multiplying the number of shares of stock by the closing price of the underlying shares on the trading day preceding the vesting day. The closing price of our common stock on December 31, 2021 was $21.09 per share.

Pension Benefits and Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.

Potential Payments Upon Termination and Change in Control

None of our named executive officers currently have employment or severance agreements with the Company or participate in a severance or change in control plan. However, upon certain types of terminations, RSUs and PSUs granted under the 2019 Plan will become vested prior to the original vesting date. All unvested RSUs will vest in full upon the executive’s termination of employment due to the executive’s death, “disability” or “retirement;” a pro rata portion of the unvested RSUs will vest upon the executive’s termination of employment by us without “cause” or by the executive for “good reason,” each as defined in the award agreement. All unvested RSUs will also vest in full upon the occurrence of a “change in control,” as defined in the 2019 Plan. All unvested PSUs will vest in full upon the executive’s termination of employment due to the executive’s death, disability or retirement; a pro rata portion of the unvested PSUs will vest upon the executive’s termination of employment by us without cause or by the executive for good reason. PSUs that vest on one of these events remain subject to the performance achieved over the performance period, which will end upon an earlier change in control. All unvested PSUs will also vest in full upon the occurrence of a change in control. Early vesting of equity awards upon termination by the Company other than for cause or by the executive for good reason are subject to the executive’s execution of a release agreement in a form acceptable to the Compensation Committee.

The table below sets forth the intrinsic values that our named executive officers would derive in the event of (a) a termination for cause or good reason, (b) a change in control or (c) the death, disability or retirement of the named executive, that in either case hypothetically occurred on the December 31, 2021. The intrinsic value that our named executive officers would derive from equity acceleration was calculated by multiplying the number of unvested RSUs and PSUs by the closing price of our common stock on December 31, 2021 of $21.09.

	Potential Payments – Accelerated Equity Awards

Name	Termination Without Cause or for Good Reason ($)(1)	Change in Control ($)	Death, Disability, or Retirement ($)

Robert M. Roosa

RSUs	—	2,891,945	2,891,945

PSUs	2,839,199	5,730,301	5,730,301

Blake C. Williams

RSUs	—	1,285,330	1,285,330

PSUs	1,261,857	2,546,787	2,546,787

Kari A. Potts

RSUs	—	686,310	686,310

PSUs	652,736	1,338,836	1,338,836

(1)

Represents, upon a termination without cause or for good reason, the value of the PSUs that will be accelerated in connection with such termination, which is equal to the value of a pro rata portion of the applicable award (based on the number of days that have elapsed from the beginning of the performance period through the termination date, over the performance period of the award). Because the vesting of each outstanding tranche of RSUs occurs on December 31st of the applicable vesting year and this table assumes a hypothetical termination on December 31, 2021, RSUs vesting on December 31, 2021 are assumed to be vested immediately prior to termination and because services would not be provided into future vesting periods, there would be no prorated vesting of such tranches. Therefore, this table assumes there is no accelerated vesting of the RSUs and no additional value receivable by the named executive officers

2021 Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than the Chief Executive Officer) and the annual total compensation of Mr. Roosa, our Chief Executive Officer.

For 2021, our last completed fiscal year

•	Mr. Roosa had total annual compensation of $5,193,799 as reflected in the Summary Compensation Table included in this Proxy Statement.

•	Our median employee’s annual total compensation was $158,902.

•	As a result, we estimate that Mr. Roosa’s 2021 annual total compensation was approximately 33 times that of our median employee.

•	To identify the median employee, we took the following steps:

•

We determined that, as of December 31, 2021, our employee population consisted of 50 individuals (as reported in Item 1, Business, in our 2021 Form 10-K). This population consisted of our full-time and temporary employees (including both active employees and employees on leave as of December 31, 2021).

•

We selected December 31, 2021 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner by utilizing 2021 compensation amounts.

•

We used a consistently applied compensation measure to identify our median employee by comparing the actual amount of salary or wages as reflected in our payroll records. Compensation was not annualized for employees that were not employed by us for all of 2021.

•	To determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2021 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $158,902.

•	With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Class A common stock that may be issued under the 2019 Plan as of December 31, 2021.

	(a)		(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)(1)

Equity compensation plans approved by security holders(2)	1,491,052	(3)	N/A	3,013,884

Equity compensation plans not approved by security holders(4)	70,909		N/A	—

(1)

The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon the vesting of RSUs subject to time-based vesting and the vesting of PSUs subject to certain market-based performance goals over a specified period of time, which are calculated at target.

(2)

In connection with our IPO, the Company adopted the 2019 Plan for the benefit of employees, directors and consultants of the Company and its affiliates. Subject to adjustment in accordance with the terms of the 2019 Plan, 5,999,600 shares of our Class A common stock have been reserved for issuance pursuant to awards under the 2019 Plan. As of December 31, 2021, 3,013,884 shares of our Class A common stock remained available for future grants. The 2019 Plan provides for grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units, bonus stock, performance awards, dividend equivalents, other stock-based awards, cash awards and substitute awards.

(3)

Includes 686,558 shares of our Class A common stock to be issued to our named executive officers upon the vesting of RSUs subject to time-based vesting and the vesting of PSUs subject to both continuous employment and certain market-based performance goals over a specified period of time, as described in the 2019 Plan and associated award agreements and which are calculated at target. At payout, the number of performance shares may be reduced to zero or increased up to 200%.

(4)

In connection with our IPO, the Company issued shares of Class B common stock to each holder of a Brigham LLC Unit as described under “—Elements of Compensation—Long Term Incentive Awards—Incentive Units.” Additionally, each holder of a Brigham LLC Unit may, subject to certain limitations, have their Brigham LLC Units redeemed in exchange for shares of Class A common stock. The terms of vesting, forfeiture and the reallocation of forfeited Brigham LLC Units are governed by and set forth in the Brigham LLC Agreement. As of December 31, 2021, 70,909 Brigham LLC Units and related shares of Class B common stock remained subject to vesting terms.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee has been appointed by the Board to assist the Board in overseeing (i) the accounting, financial reporting and disclosure processes of the Company and audits of the Company’s financial statements and (ii) (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications, independence and performance, and (d) the effectiveness and performance of our internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles and system of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent integrated audit of our consolidated financial statements and effectiveness of internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and issuing reports thereon. While the Audit Committee has the responsibilities set forth in its charter and our management and independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable laws, rules and regulations, or that our internal controls over financial reporting are effective.

The Audit Committee has reviewed and discussed our audited consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2021 with management and has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (“PCAOB”). Significant areas of focus for the Audit Committee during the fiscal year ended December 31, 2021 included, but were not limited to, critical audit matters, including accrued revenues and oil and gas reserve estimates, cybersecurity and management’s assessment, and KPMG LLP’s audit, of the effectiveness of internal control over financial reporting.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained to audit our financial statements and effectiveness of internal control over financial reporting. Pursuant to this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, as further discussed in Proposal 2. When considering the independent registered public accounting firm’s independence, the Audit Committee specifically considers non-audit fees and services. The Audit Committee has received the written disclosures and the written statement from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has reviewed, evaluated and discussed with KPMG LLP its independence.

Based on its review of the audited financial statements and the various discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Audit Committee of the Board of Directors

John R. Sult, Chair

Gayle L. Burleson Member

Lance Langford, Member

James Levy, Member

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm of the Company to conduct an integrated audit of our consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2022. The integrated audit for the fiscal year ended December 31, 2021 was completed by KPMG on February 28, 2022. KPMG LLP has served as our independent registered public accounting firm since 2013.

The Board recommends ratification of such appointment. Although ratification of the Audit Committee’s appointment of KPMG is not required, we value the opinions of our stockholders and believe that ratification of the appointment is a good corporate governance practice. If the appointment is not ratified by the stockholders, the Audit Committee will reconsider the appointment.

As described in its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. On an annual basis, the Audit Committee considers the engagement of the independent registered public accounting firm. The Audit Committee also periodically considers whether there should be a rotation of the independent registered public accounting firm, which it did in connection with a request for proposal to three global professional services firms, including KPMG, to serve as our independent registered public accounting firm for the year ended December 31, 2021.

In selecting KPMG as the Company’s independent registered public accounting firm for fiscal year 2022, the Audit Committee evaluated, among other factors:

•

KPMG’s performance, including the lead partner, during fiscal year 2021, including the quality of KPMG’s services, the sufficiency of KPMG’s resources and the quality of the Audit Committee and management’s ongoing discussions with KPMG, including those regarding the lead partner rotation during 2021;

•	KPMG’s technical expertise and capabilities with respect to audit and non-audit services;

•	KPMG’s depth of knowledge of the Company’s business, accounting policies and practices and internal control over financial reporting;

•	KPMG’s independence and processes for maintaining its independence;

•	The timeliness, quality, candor and insight of KPMG’s communications with the Audit Committee and management; and

•	The appropriateness of KPMG’s fees relative to the scope and efficiency of the audit and non-audit services provided.

The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Vote Required

Ratification requires the affirmative vote of a majority of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote on the matter. Accordingly, abstentions will have the same effect as a vote AGAINST this item.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit and Other Fees Paid to KPMG

Consolidated fees for professional services rendered to us by KPMG LLP as of and for the fiscal years ended December 31, 2021 and 2020 are set forth below.

Fees Paid	2021	2020

Audit Fees(1)	$588,665	$768,000

Audit-Related Fees	—	—

Tax Fees(2)	$214,665	$445,037

All Other Fees	—	—

Total	$803,330	$1,213,037

(1)

Audit Fees represent the aggregate fees billed for professional services rendered, including but not limited to, (i) the integrated and non-integrated audits of our annual consolidated financial statements, including those included in the 2021 and 2020 Forms 10-K, (ii) the reviews of our interim financial statements, (iii) accounting consultations on matters reflected in the financial statements, (iv) work performed, including the delivery of comfort letters, in connection with public offerings, and (v) the review of registration statements. The decrease in audit fees in 2021 vs. 2020 is primarily due to the ongoing efforts of the company to reduce G&A in general, and in connection with the request for proposal conducted in 2021.

(2)

Tax Fees represent the aggregate fees billed for professional services rendered in connection with tax compliance, tax advice and tax planning. The decrease in tax fees in 2021 vs. 2020 is primarily due to the ongoing efforts of the company to reduce G&A in general and in connection with the request for proposal conducted in 2021.

Audit Committee Policies and Procedures for Pre-Approval of Audit and Non-Audit Services

As outlined in its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent auditors. The Audit Committee pre-approved 100% of the services described in the table set forth above for the years ended December 31, 2021 and 2020.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE COMPANY’S COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers at the 2022 Annual Meeting of Stockholders. This item, commonly referred to as a “Say-on-Pay” vote, provides you, as a Brigham Minerals, Inc. stockholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

The discussion under “Executive Compensation—Compensation Discussion and Analysis” beginning on page 18 describes our executive compensation program and the related decisions made by the Compensation Committee in 2020 and the beginning of 2021 in more detail. We urge you to read this discussion, as well as the summary compensation table and other related compensation tables and narrative discussion beginning on page 32, which provides detailed information regarding the compensation of our named executive officers.

We are seeking your advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including under “Executive Compensation—Compensation Discussion and Analysis,” and in the compensation tables and the related narrative discussion. As an advisory vote, this proposal is not binding upon the Company, the Board or the Compensation Committee. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board and the Compensation Committee. However, the Board values the opinions expressed by our stockholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required

Approval requires the affirmative vote of a majority of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote on the matter. Accordingly, abstentions will have the same effect as a vote AGAINST this item.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement.

PROPOSAL 4: NON-BINDING ADVISORY VOTE TO APPROVE FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

We are asking our stockholders to cast a non-binding advisory vote on how often we should include a Say-on-Pay vote at future annual meetings of stockholders. Stockholders may vote to request the Say-on-Pay vote every year, every two years or every three years, or may abstain from voting.

The Board believes that the Say-on-Pay vote should be conducted every year so that our stockholders may provide us with more frequent feedback on our compensation philosophy, policies and practices, as disclosed in our proxy statement each year. This determination was based upon the premise that compensation for NEOs is evaluated, adjusted and approved on an annual basis by our Compensation Committee and that the measures that are used in determining performance-based award achievements are annual measures, although we look to both short-term and long-term business outcomes. Our Compensation Committee, which administers our executive compensation program, values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation, along with other relevant factors.

Unlike the other proposals included on the proxy card, you have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the frequency option of one year, two years or three years, or choosing to abstain from voting, when you vote in response to this proposal.

As an advisory vote, this proposal is not binding upon the Board. The Board will review the voting results and will consider the option that receives the most votes in determining the frequency of future Say-on-Pay votes. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may, in the future, decide to conduct Say-on-Pay votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs.

Vote Required

Generally, the affirmative vote of a majority of the shares of our common stock present online or by proxy at the meeting and entitled to vote on the matter. However, because this proposal has three possible substantive responses, if none of the frequency alternatives receives a majority vote, the outcome of this non-binding advisory vote will be determined by a plurality of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote on the matter that are voted on this proposal. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on this proposal. The frequency option that receives the most votes will be deemed the option chosen by our stockholders in connection with the non-binding advisory vote. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends that stockholders vote for an interval of every “ONE YEAR” for this proposal.

GENERAL INFORMATION

The proxy statement and proxy card are being furnished at the direction of the Board. We will pay all solicitation costs. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and other employees may solicit proxies by telephone and personal contact.

Other Business

As of the date of this proxy statement, the Board does not intend to bring any matters other than those described herein before the Annual Meeting and has not been informed that any other matters are to be properly presented to the Annual Meeting by other parties. If any other matters properly come before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

Stockholder Proposals for the 2023 Annual Meeting

Any stockholder who intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act at our 2022 Annual Meeting of Stockholders and who requests inclusion of the proposal in the Company’s 2022 proxy materials must submit such proposal to the Company at its principal executive offices (Brigham Minerals, Inc., 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730, Attention: Corporate Secretary). Such proposal must be received no later than December 14, 2022, unless the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting (May 24, 2022), in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and send its 2023 proxy materials. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

Advance Notice Required for Stockholder Nominations and Proposals

Our bylaws provide that a stockholder may nominate a director for election if the stockholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices between the close of business on January 24, 2023 and the close of business on February 23, 2023. Our bylaws require that the notice must contain prescribed information, including, among other things, the name and address of the stockholder, the class and number of shares owned beneficially by the stockholder, the name and address of each of the persons with whom the stockholder is acting in concert, the class and number of shares beneficially owned by each such person with whom the stockholder is acting in concert and a description of all arrangements or understandings between or among the stockholder, any other person with whom the stockholder is acting in concert and any other person in connection with the stockholder’s director nomination, as well as other procedural requirements. The stockholder must also provide the documentation and information about the nominee required by our bylaws, including information about the nominee that would be required to be disclosed in the proxy statement. If any of the foregoing information changes or requires supplementation, the stockholder must update the information at the times provided in our bylaws. We are not required to include any stockholder proposed nominee in the proxy statement.

Our bylaws also require advance notice of other proposals by stockholders to be presented for action at an annual meeting. In the case of the 2023 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices between the close of business on January 24, 2023 and the close of business on February 23, 2023. Our bylaws require, among other things, that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, the name and address of the stockholder and the class and number of shares owned beneficially, a description of all arrangements or understandings between or among the stockholder and any other person in connection with the proposal, any material interest of the stockholder in the proposal and the text of the proposal (including, if the proposal is for an amendment of our bylaws, the language of the proposed amendment), as well as comply with other procedural requirements. If any of the foregoing information changes or requires supplementation, the stockholder must update the information at the times provided in our bylaws.

In order for director nominations and stockholder proposals to have been properly submitted for presentation at this Annual Meeting, notice must have been received by our Corporate Secretary no later than the close of business on February 25, 2022. We received no such notice and therefore no stockholder director nominations or proposals will be presented at the Annual Meeting.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to provide notice to an address shared by two or more stockholders by delivering a single notice to those stockholders. This procedure is referred to as “householding.” We do not household our notice with respect to our stockholders of record. However, if you hold your shares in street name, your intermediary, such as a broker or bank, may rely on householding and you may receive a single notice if you share an address with another stockholder.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the notice, or if you are receiving multiple copies of the notice and wish to receive only one, please notify your broker. Stockholders who currently receive multiple notices at their address and would like to request “householding” of their communications should contact their broker.

Annual Report to Stockholders

Our 2021 Annual Report to Stockholders, which includes a copy of the 2021 Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2021, has been furnished to all stockholders, primarily via the Internet and alternatively by mail if requested, as described under “Corporate Governance Matters—Website Availability of Certain Documents.” The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Ben M. “Bud” Brigham Executive Chairman	Robert M. Roosa Chief Executive Officer

BRIGHAM MINERALS, INC.

5914 W. COURTYARD DR., SUITE 200

AUSTIN, TX 78730

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 P.M. CT on May 23, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNRL2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 P.M. CT on May 23, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66253-P66023	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIGHAM MINERALS, INC.

The Board of Directors recommends you vote
FOR each of the nominees listed, FOR Proposals 2
and 3 and “1 YEAR” for Proposal 4:

1. Election of Directors

Nominees:		For	Against	Abstain

1a. Ben M. “Bud” Brigham		☐	☐	☐

1b. John R. “J.R.” Sult		☐	☐	☐

1c. Gayle Lee Burleson		☐	☐	☐

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.		☐	☐	☐

3. Advisory vote to approve compensation of the Company’s named executive officers.		☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

4. Advisory vote on the frequency of future stockholder votes on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

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D66254-P66023

BRIGHAM MINERALS, INC. Annual Meeting of Stockholders May 24, 2022 12:00 PM CT This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert M. Roosa, Blake C. Williams and Kari A. Potts, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of BRIGHAM MINERALS, INC. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually via a live webcast at www.virtualshareholdermeeting.com/MNRL2022 at 12:00 PM CT on May 24, 2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side